CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Fixed to Floating Rate Capital Securities of BB&T Capital Trust IV	600,000	$1,000	$600,000,000	$18,420(1)

(1)	Calculated in accordance with Rule 457(r) of the Securities Act.

Filed Pursuant to Rule 424(B)(5)
Registration Nos. 333-134261
333-134261-03

Prospectus Supplement

To Prospectus dated June 5, 2007

$600,000,000

BB&T CAPITAL TRUST IV

Fixed to Floating Rate Capital Securities

(Liquidation Amount $1,000 per Capital Security)

Fully and Unconditionally Guaranteed, on a Subordinated Basis to the Extent Described Below, By

BB&T Capital Trust IV, a Delaware statutory trust, which we refer to as the “trust,” will issue Fixed to Floating Rate Capital Securities, which we refer to as “capital securities” in this prospectus supplement and as “trust preferred securities” in the accompanying prospectus. Each capital security represents an undivided preferred beneficial interest in the assets of BB&T Capital Trust IV. The only assets of BB&T Capital Trust IV will be our Fixed to Floating Rate Junior Subordinated Debentures, which we refer to as the “debentures.” BB&T Capital Trust IV will pay distributions on the capital securities only from the proceeds, if any, of interest payments on the debentures.

The debentures will bear interest at an annual rate of (i) 6.82% from and including June 12, 2007 to but excluding June 12, 2037, (ii) three-month LIBOR plus 2.110% from and including June 12, 2037 to but excluding June 12, 2057, and (iii) one-month LIBOR plus 2.108% thereafter. We will pay interest on the debentures semi-annually in arrears on June 12 and December 12 of each year, beginning on December 12, 2007 until June 12, 2037, quarterly in arrears on March 12, June 12, September 12 and December 12 of each year, beginning on September 12, 2037 until June 12, 2057 and thereafter monthly in arrears on the 12th day of each month, or in each case if this day is not a business day, on the next business day. We have the right, on one or more occasions, to defer the payment of interest on the debentures for one or more consecutive interest periods that do not exceed five years without being subject to our obligations under the alternative payment mechanism described in this prospectus supplement and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default under the terms of the debentures or the capital securities. In the event of our bankruptcy, holders will have a limited claim for deferred interest.

The principal amount of the debentures, together with any accrued and unpaid interest thereon, will become due on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to the scheduled maturity date. The scheduled maturity date is June 12, 2057 (or if that day is not a business day, the following business day) with respect to the debentures. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the debentures in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and bear interest at the applicable floating rate and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the debentures in full. The final repayment date is June 12, 2077 (or if that day is not a business day, the following business day). On the final repayment date, we must pay any remaining principal and interest in full on the debentures, whether or not we have sold qualifying capital securities.

At our option, the debentures may be redeemed at any time in whole or in part at the redemption price described in this prospectus supplement. The redemption price will be 100% of the principal amount to be redeemed, plus accrued and unpaid interest through the date of redemption, for any redemption (i) in whole or in part, at any time on or after June 12, 2037, and (ii) in whole, but not in part, at any time within 90 days of a capital treatment event or investment company event. The redemption price in all other cases will be the applicable make-whole redemption price set forth herein. The make-whole redemption price may be lower in the case of a redemption of all outstanding debentures prior to June 12, 2037 and within 90 days of a tax event or rating agency event. Payments from the redemption or repurchase of the debentures, in whole or in part, will be used to redeem a total amount of capital securities and common securities of BB&T Capital Trust IV, equal to the amount of debentures redeemed or repaid.

The debentures will be subordinated to all of our existing and future senior, subordinated and junior subordinated debt, including the junior subordinated debentures issued by us in connection with prior issuances of capital securities issued by our capital trusts, except that the debentures will rank pari passu with any future debt that by its terms is not superior in right of payment and any trade accounts payable and accrued liabilities arising in the ordinary course of business. The debentures will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. We will guarantee the capital securities on a subordinated basis to the extent described in this prospectus supplement.

We do not intend to apply for listing of the capital securities on any securities exchange or for inclusion of the capital securities in any automated quotation system.

See “ Risk Factors” beginning on page S-10 for a discussion of certain risks that you should consider in connection with an investment in the capital securities.

	Initial Public Offering Price (1)	Underwriting Commissions	Proceeds to the Trust
Per Fixed to Floating Rate Capital Security	$1,000	(2)	$1,000
Total	$600,000,000	(2)	$600,000,000

(1)	Plus accrued distributions, if any, from the date of original issuance, if settlement occurs after that date.
(2)	Because BB&T Capital Trust IV will use all of the proceeds from the sale of the capital securities to purchase the debentures of BB&T Corporation, BB&T Corporation will pay the underwriting commissions of $10 per capital security ($6,000,000 in the aggregate).

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The capital securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about June 12, 2007, against payment in immediately available funds.

Joint Bookrunners

Credit Suisse	BB&T Capital Markets	JPMorgan
Structuring Coordinator	Co-Structuring Coordinator

The date of this Prospectus Supplement is June 5, 2007.

i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the capital securities. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the capital securities. In this prospectus supplement, references to “BB&T,” “us,” “we,” “our” or similar references mean BB&T Corporation, and not BB&T Corporation together with any of its subsidiaries, unless the context indicates otherwise. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

The trust and BB&T are offering to sell the capital securities, and are seeking offers to buy the capital securities, only in jurisdictions where such offers and sales are permitted. If you are in a jurisdiction where offers to sell or solicitations of offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement and the accompanying prospectus does not extend to you. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the capital securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), to register, among other securities, the offer and sale of the capital securities offered by this prospectus supplement and the accompanying prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus supplement and the accompanying prospectus.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may inspect and obtain copies of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. You can also inspect reports, proxy statements and other information that we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information filed with the SEC after the date of this prospectus will automatically update and supersede this information. The documents that we incorporate by reference are:

(1) our annual report on Form 10-K for the year ended December 31, 2006;

(2) our quarterly report on Form 10-Q for the quarter ended March 31, 2007; and

(3) our current reports on Form 8-K filed on April 24, 2007 (under Item 8.01) and May 1, 2007 (under Items 8.01 and 9.01).

Future filings we make with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements, are incorporated by reference in this prospectus supplement and the accompanying prospectus (other than information in such future filings deemed, under SEC rules, not to have been filed with the SEC) until we complete the offering of the securities.

We will provide without charge to each person (including any beneficial owner) to whom a prospectus supplement and the accompanying prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Investor Relations, Telephone: (336) 733-3058.

No separate financial statements of the trust are included in this prospectus supplement or accompanying prospectus. BB&T and the trust do not consider that such financial statements would be material to holders of capital securities because the trust is a special purpose entity, has no operating history or independent operations and is not engaged in, and does not propose to engage in, any activity other than holding as trust assets the debentures of BB&T and issuing the capital securities. Furthermore, taken together, BB&T’s obligations under the debentures, the junior subordinated indenture pursuant to which the debentures will be issued, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities of the trust. For a more detailed discussion see “Summary of Terms of the Capital Securities,” “Summary of Terms of the Debentures” and “Guarantee of Capital Securities” in this prospectus supplement. In addition, we do not expect that the trust will be filing reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither we nor the trust have authorized anyone to give any information or make any representation about us that is different from, or in addition to, the representations contained in this prospectus supplement or the accompanying prospectus or in any of the materials that we have incorporated into this prospectus supplement or the accompanying prospectus. If anyone does give you information of this sort, you should not rely on it. The information contained in this prospectus supplement or the accompanying prospectus speaks only as of the respective dates of this prospectus supplement or the accompanying prospectus unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including information included or incorporated by reference, contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of BB&T, including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “estimates” or similar expressions. These forward-looking statements involve certain risks and uncertainties and are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time that these disclosures were prepared. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

•	competitive pressures among depository and other financial institutions may increase significantly;

•	changes in the interest rate environment may reduce net interest margins and/or the volumes and values of loans made or held as well as the value of other financial assets we hold;

•

general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services;

•	legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged;

•	local, state or federal taxing authorities may take tax positions that are adverse to us;

•	adverse changes may occur in the securities markets;

•	our competitors may have greater financial resources and develop products that enable them to compete more successfully than we are able to complete;

•	costs or difficulties related to the integration of the businesses with those of our merger partners may be greater than expected;

•	expected cost savings associated with completed or pending mergers may not be fully realized or realized within the expected time frames; and

•	deposit attrition, customer loss or revenue loss following completed or pending mergers may be greater than expected.

PROSPECTUS SUPPLEMENT SUMMARY

The following information concerning BB&T, the trust, the capital securities to be issued by the trust, the guarantee to be issued by BB&T with respect to the capital securities and the debentures to be issued by BB&T supplements, and should be read in conjunction with, the information contained elsewhere in this prospectus supplement and in the accompanying prospectus. This summary highlights important information contained in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the capital securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in the capital securities discussed under “Risk Factors” beginning on page S-10. You should also read the documents we have referred you to in “Where You Can Find More Information” on page ii of this prospectus supplement.

BB&T Corporation

We are a financial holding company headquartered in Winston-Salem, North Carolina. We conduct our business operations primarily through our commercial bank subsidiary, Branch Banking and Trust Company (“Branch Bank”), which has offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. In addition, our operations consist of several nonbank subsidiaries, which offer financial services products. Substantially all of the loans by our bank and nonbank subsidiaries are to businesses and individuals in these market areas. Our principal assets are all of the issued and outstanding shares of common stock of Branch Bank and our other subsidiaries. As of March 31, 2007, we had consolidated total assets of $121.7 billion, consolidated net loans of $83.8 billion, consolidated deposits of $79.8 billion and consolidated shareholders’ equity of $11.7 billion.

Branch Bank provides a wide range of banking and trust services for retail and commercial clients in its geographic markets including small and mid-size businesses, public agencies, local government and individuals. Branch Bank also markets trust services and a wide range of deposit services to individuals and businesses. Branch Bank and its operating subsidiaries offer, among other services, lease financing to businesses and municipal governments; factoring; discount brokerage services and sales of annuities and mutual funds; life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation; insurance premium financing; arranging permanent financing for commercial real estate and providing loan servicing for third-party investors; and direct consumer finance loans to individuals. Our direct nonbank subsidiaries provide a variety of financial services, including automobile lending, equipment financing, payroll processing, asset management, full-service securities brokerage and capital markets services.

Our executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101, and our telephone number is (336) 733-2000.

BB&T Capital Trust IV

BB&T Capital Trust IV, which we refer to as the “trust,” is a Delaware statutory trust formed under Delaware law. The trust exists solely to:

•	issue and sell its common securities to BB&T or one of its affiliates;

•	issue and sell its capital securities to the public;

•	use the proceeds from the sale of its common securities and capital securities to purchase the debentures from BB&T; and

•	engage in other activities that are necessary, convenient or incidental to these purposes.

The capital securities will be issued pursuant to the amended and restated trust agreement (referred to as the “trust agreement”) relating to the trust among BB&T, as depositor, U.S. Bank National Association, a national banking association, as property trustee (referred to as the “property trustee”), Wilmington Trust Company, as Delaware trustee (referred to as the “Delaware trustee”), and the two administrative trustees named in the trust agreement (referred to as the “administrative trustees”).

The trust is a “finance subsidiary” of BB&T within the meaning of Rule 3-10 of Regulation S-X under the Securities Act, and as a result the trust will not file periodic reports with the SEC under the Exchange Act.

The capital securities offered hereby will constitute all of the capital securities of the trust. BB&T, or one of its affiliates, will acquire all of the common securities of the trust, which will have an aggregate liquidation amount equal to $10,000.

BB&T has agreed to pay all fees and expenses related to the trust and the offering of the common securities and the capital securities.

The principal office address of the trust is c/o BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101 and the telephone number is (336) 733-2000.

The Capital Securities

Each capital security represents an undivided preferred beneficial ownership interest in the assets of the trust and will entitle its holder to receive distributions as described below. The capital securities will constitute “trust preferred securities” as described in the accompanying prospectus.

The trust will use the proceeds from the sale of its capital securities to the public and its common securities to us to purchase $600,010,000 aggregate principal amount of the debentures. The debentures are a series of the junior subordinated debentures referred to in the accompanying prospectus.

Distributions

If you purchase the capital securities, you will be entitled to receive periodic cash distributions from the trust on the stated liquidation amount of $1,000 per capital security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest on a principal amount of the debentures equal to the liquidation amount of such capital security, unless those payments are deferred as described below. Distributions will accumulate from June 12, 2007 in respect of the capital securities.

We will pay interest on the debentures semi-annually in arrears on June 12 and December 12 of each year, beginning on December 12, 2007 until June 12, 2037, quarterly in arrears on March 12, June 12, September 12 and December 12 of each year, beginning on September 12, 2037 until June 12, 2057 and thereafter monthly in arrears on the 12th day of each month, or in each case if this day is not a business day, on the next business day.

The amount of distributions payable for any period ending on or prior to June 12, 2037 will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of distributions payable for any period ending after June 12, 2037 will be computed on the basis of a 360-day year and the actual number of days elapsed. Payments of interest will be subject to our deferral rights described under “—Deferral of Distributions” below. The trust will use the payments it receives on the debentures to make the corresponding payments on the capital securities.

Deferral of Distributions

We have the right, on one or more occasions, to defer the payment of interest on the debentures for one or more consecutive interest periods, referred to as a “deferral period” in this prospectus supplement, that do not exceed five years without being subject to our obligations described under “Summary of Terms of the Debentures—Alternative Payment Mechanism,” and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default under the terms of the debentures or the capital securities. However, no interest deferral may extend beyond the repayment or redemption of the debentures. References in this prospectus supplement to a “deferral period” will constitute an “extension period” as described in the accompanying prospectus.

If we exercise our right to defer interest payments on the debentures, the trust will also defer paying a corresponding amount of distributions on the capital securities during that deferral period.

Although neither we nor the trust will be required to make any interest or distribution payments on the debentures and capital securities during a deferral period other than pursuant to the alternative payment mechanism, as described below under “Summary of Terms of the Debentures—Alternative Payment Mechanism,” interest on the debentures will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the then-applicable interest rate on the debentures, compounded on each distribution date.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period, or (ii) a payment of current interest on the debentures, we will be required to pay deferred interest thereon pursuant to the alternative payment mechanism. At any time during a deferral period, we may not pay deferred interest on the debentures except pursuant to the alternative payment mechanism, subject to limited exceptions.

If we defer payments of interest on the debentures, such debentures will be treated as being issued with original issue discount for U.S. federal income tax purposes, even though no cash is distributed to you. This means that you must include interest income with respect to the deferred distributions on your capital securities in your gross income for U.S. federal income tax purposes, even though neither we nor the trust will make actual payments on such debentures, or on the capital securities, as the case may be, during a deferral period. You will not receive the cash related to the deferred distributions from the trust if you dispose of your capital securities prior to the record date for the payment of distributions, even if you held the capital securities on the date that the payments would normally have been paid. See “Material U.S. Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Redemption of Capital Securities

The trust will use the proceeds of any repayment or redemption of the debentures it holds to redeem, on a proportionate basis, an equal amount of the capital securities and common securities issued by it.

For a description of our rights to redeem the debentures, see “Summary of Terms of the Debentures—Redemption” below.

Under the current rules of the Board of Governors of the Federal Reserve System, which we refer to, collectively with the Federal Reserve Bank of Richmond, or any successor federal bank regulatory agency having primary jurisdiction over us, as the “Federal Reserve,” Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the debentures since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the debentures, subject to the limitations described under “Summary of Terms of the Debentures—Repayment of Principal,” on the scheduled maturity date.

Liquidation of the Trust and Distribution of Debentures to Holders

We may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, to cause the property trustee to distribute the debentures to the holders of the capital securities and common securities issued by the trust. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

Book-Entry

The capital securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that, except in limited circumstances, you will not receive a physical certificate for your capital securities and the capital securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC will maintain your position in the capital securities. See “Summary of Terms of the Capital Securities—Book-Entry Only Issuance—The Depository Trust Company” in this prospectus supplement.

No Listing

We do not intend to apply for listing of the capital securities on any securities exchange or for inclusion of the capital securities in any automated quotation system.

Risk Factors

Your investment in the capital securities will involve risks. You should carefully consider the discussion of risks that follows below in the section entitled “Risk Factors,” and the other information in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the capital securities is suitable for you.

The Debentures

Repayment of Principal

We must repay the principal amount of the debentures, together with accrued and unpaid interest, on the scheduled maturity date, subject to the limitations described below. The “scheduled maturity date” is June 12, 2057 (or if this date is not a business day, the following business day).

We are required to repay the debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of “qualifying capital securities,” as described under “Replacement Capital Covenant,” during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to the scheduled maturity date. If we are unable for any reason to raise sufficient proceeds to permit repayment in full of all principal and accrued and unpaid interest on the scheduled maturity date, the unpaid portion will remain outstanding and bear interest at the applicable floating rate. We will be required to use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit the repayment of the unpaid portion of the debentures on each subsequent interest payment date to the extent we receive net proceeds from any subsequent issuance of qualifying capital securities.

Any unpaid principal amount of the debentures, together with accrued and unpaid interest, will be due and payable on the final repayment date or earlier upon an event of default, regardless of the amount of qualifying capital securities we have issued and sold by that time. The “final repayment date” is June 12, 2077 (or if this date is not a business day, the following business day).

Although under the replacement capital covenant the principal amount of debentures that we may repay may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock, REIT preferred securities, debt exchangeable for common equity and debt exchangeable for preferred equity in addition to qualifying capital securities, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the debentures on the scheduled maturity date or at any time thereafter.

Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the debentures since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the debentures, subject to the limitations described under “Summary of Terms of the Debentures—Repayment of Principal,” on the scheduled maturity date.

Interest

The debentures will bear interest:

•	at an annual rate of 6.82% from and including June 12, 2007 to but excluding June 12, 2037;

•	at an annual rate of three-month LIBOR plus 2.110% from and including June 12, 2037 to but excluding June 12, 2057; and

•	at an annual rate of one-month LIBOR plus 2.108% thereafter.

Ranking

The debentures will constitute a series of the junior subordinated debentures referred to in the accompanying prospectus and will be issued by us under a supplement to the junior subordinated indenture. The debentures will be subordinated to all of our existing and future senior, subordinated and junior subordinated debt, including the junior subordinated debentures issued by us in connection with prior issuances of capital securities issued by our capital trusts, except that the debentures will rank pari passu with any future debt that by its terms is not superior in right of payment and any trade accounts payable and accrued liabilities arising in the ordinary course of business. The debentures will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. Substantially all of our existing indebtedness is senior debt (including approximately $1.3 billion of existing junior subordinated debentures issued in connection with capital securities issued by our capital trusts). See “Summary of Terms of the Debentures—Subordination” for the definition of “senior debt.”

Certain Payment Restrictions Applicable to BB&T

During any period in which

•

there has occurred any event of which we have actual knowledge that, with the giving of notice or lapse of time, would become an event of default under the indenture and which we have not taken reasonable steps to cure;

•	we are in default regarding our payment of any obligations under our guarantee; or

•	we have given notice of our election to defer interest payments with respect to the debentures but the related deferral period has not yet commenced or a deferral period is continuing,

we generally may not make payments on or redeem or repurchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the debentures, subject to certain limited exceptions as described under “Summary of Terms of the Debentures—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.” In addition, if any deferral period lasts longer than one year, we generally may not be permitted to repurchase or acquire any of our securities ranking junior to or pari passu with any “APM qualifying securities” the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

The terms of the debentures permit BB&T to make any payment of current or deferred interest on its debt securities or guarantees that rank pari passu with the debentures upon its liquidation (“parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the debentures), subject to the limitations described in the last paragraph under “Summary of Terms of the Debentures—Alternative Payment Mechanism” to the extent they apply, and any payment of deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities.

Redemption of Debentures

We will be subject to our obligations under the replacement capital covenant (as described below) if we elect to redeem any or all of the debentures prior to the termination of the replacement capital covenant. Under the current risk-based capital guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the debentures since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the debentures, subject to the limitations described under “Summary of Terms of the Debentures—Repayment of Principal,” on the scheduled maturity date.

At our option, the debentures may be redeemed at any time in whole or in part at the redemption price calculated as described under “Summary of Terms of the Debentures—Redemption.” The debentures may be redeemed (i) in whole or in part at any time on or after June 12, 2037, including on or after the scheduled maturity date, and (ii) in whole, but not in part, at any time within 90 days of the occurrence of a capital treatment event or investment company event, in each case at 100% of their principal amount, plus accrued and unpaid interest through the date of redemption. We may redeem any or all of the debentures at any time prior to June 12, 2037, at their principal amount or, if greater, a make-whole redemption price calculated as described under “Summary of Terms of the Debentures—Redemption,” in each case plus accrued and unpaid interest through the date of redemption. In addition, at any time prior to June 12, 2037 and within 90 days of the occurrence of a tax event or rating agency event, we may elect to redeem all, but not less than all, of the debentures for a lower make-whole redemption price calculated as described under “Summary of Terms of the Debentures—Redemption,” in each case plus accrued and unpaid interest through the date of redemption.

Events of Default

The following events are “events of default” with respect to the debentures:

•

default in the payment of interest, including compounded interest, in full on the debentures for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period if at such time such deferred period has not ended; or

•	certain events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the debentures will have the right to declare the principal of and accrued and unpaid interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default under the indenture of the type described in the second bullet point above has occurred, the principal of and accrued and unpaid interest on the debentures (including compounded interest) will automatically, and without any declaration or other action on the part of the indenture trustee or any holder, become immediately due and payable, subject to the limitation described under “Summary of Terms of the Debentures—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.”

Replacement Capital Covenant

We will enter into a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our unsecured long-term indebtedness ranking senior to the debentures (or in certain limited cases unsecured long-term indebtedness of our largest depository institution subsidiary at the relevant time, which is currently Branch Bank), in which we will agree that neither we nor any of our subsidiaries will repay, redeem or purchase the debentures or the capital securities offered by this prospectus supplement at any time prior to June 12, 2057, unless:

•

in the case of a redemption or purchase prior to the scheduled maturity date, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s risk-based capital guidelines or policies applicable to bank holding companies; and

•	the principal amount repaid, or the applicable redemption or purchase price, does not exceed the sum of the following amounts:

•

the applicable percentage of the aggregate amount of (i) net cash proceeds received by us or our subsidiaries from the sale of common stock and rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans), (ii) the market value of any of our common stock that we or our subsidiaries have delivered as consideration for property or assets in an arm’s-length transaction and (iii) the market value of common stock that we or our subsidiaries have issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any rating agency, in each case within the applicable measurement period (without double counting proceeds received in any prior measurement period); plus

•

100% of the aggregate amount of net cash proceeds received by us and our subsidiaries within the applicable measurement period (without double counting proceeds received in any prior measurement period) from the sale of “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock” or “REIT preferred securities;” plus

•

100% of the aggregate amount of net cash proceeds received by us or our subsidiaries within the applicable measurement period (without double counting proceeds received in any prior measurement period) from the sale of “qualifying capital securities;”

in each case to persons other than us or our subsidiaries.

The replacement capital covenant, including the definitions of the various types of replacement capital securities referred to above and other important terms, is described in more detail under “Replacement Capital Covenant.”

If an event of default resulting in the acceleration of the debentures occurs, we will not have to comply with the replacement capital covenant. Our replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the capital securities or the debentures. The initial series of covered debtholders are the holders of our 6.75% junior subordinated debentures due June 7, 2036 underlying the 6.75% capital securities of BB&T Capital Trust II, which have CUSIP No. 05530AAA3.

Guarantee by BB&T

We will fully and unconditionally guarantee payment of amounts due under the capital securities on a subordinated basis and only to the extent the trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the trust amounts due under the debentures.

Tax Treatment

In connection with the issuance of the debentures, Squire, Sanders & Dempsey L.L.P., special tax counsel to us and the trust, has advised that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis set forth in its opinion, as well as the representations we made, although the matter is not free from doubt, the debentures will be characterized as indebtedness for U.S. federal income tax purposes. The debentures are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of instruments similar to the debentures, and the opinion of our special tax counsel is not binding on the Internal Revenue Service, which we refer to as the “IRS.” Thus, no assurance can be given that the IRS, or a court will agree with this characterization. By purchasing capital securities, each holder of capital securities agrees, and we agree and the trust agrees, to treat the debentures as indebtedness for all U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

ERISA Matters

In general, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and plans subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, which we refer to as “similar laws,” or entities deemed to hold the assets of any such employee benefit plan or plan (collectively, “plans”), will be eligible to purchase the capital securities. By indirectly or directly purchasing or holding capital securities or any interest in them, you will be deemed to have represented that either: (i) you are not a plan and are not purchasing the capital securities on behalf of or with “plan assets” of any plan; or (ii) your purchase, holding and disposition of capital securities (or debentures) will not violate any similar laws and either (a) will not result in a non-exempt prohibited transaction under ERISA or the Code or (b) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

Because the capital securities will not be registered under Section 12(b) or 12(g) of the Exchange Act, we cannot make any assurances that the capital securities will meet the criteria for “publicly-offered securities” for purposes of the exception to the ERISA plan assets regulation issued by the U.S. Department of Labor. Therefore, the underlying assets of the trust may be deemed to be “plan assets” of investing plans if participation in the purchase and holding of the capital securities by benefit plan investors is deemed “significant” within the meaning of the ERISA plan asset regulations.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA, the Code or similar laws of any investment in the capital securities. See “ERISA Considerations.”

RISK FACTORS

An investment in the capital securities involves a number of risks. You should carefully read this prospectus supplement and the accompanying prospectus, carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2006 and carefully consider the following risk factors before purchasing any capital securities.

Because the trust will rely on the payments it receives on the debentures to fund all payments on the capital securities, and because the trust may distribute the debentures in exchange for the capital securities, you are making an investment decision with regard to the debentures as well as the capital securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about both of these securities and the guarantee.

Our obligations to make payments on the debentures and the guarantee are subordinate to our payment obligations under our senior debt.

Our obligations under the debentures and the guarantee are unsecured and rank junior in right of payment to all of our existing and future senior debt. Our senior debt includes approximately $1.3 billion of existing junior subordinated debentures issued in connection with capital securities issued by our capital trusts. See “Summary of Terms of the Debentures—Subordination” for the definition of “senior debt.” As of March 31, 2007, there was approximately $26.7 billion of outstanding senior debt of BB&T and its subsidiaries as described in “—The debentures and the guarantee will be effectively subordinated to the obligations of our subsidiaries” excluding obligations under letters of credit, capital leases, guarantees and derivative contracts. In addition, BB&T was obligated on March 31, 2007 under letters of credit and derivative contracts to which the debentures will be subordinated pursuant to the terms of the indenture.

This means that we cannot make any payments on the debentures or under the guarantee if certain events of default have occurred under our senior debt. In addition, the terms of our outstanding junior subordinated debentures prohibit us from making any payment of interest on the debentures or under the guarantee and from repaying, redeeming or repurchasing any debentures if there exists an event of default with respect to our outstanding junior subordinated debentures or at any time we have deferred interest. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt in full before any payments may be made on the debentures or under the guarantee.

There is no limit on the amount of indebtedness for money borrowed we may issue that ranks senior to the debentures upon our liquidation or in right of payment as to principal or interest.

The terms of the indenture, the guarantee and the trust agreement with respect to the trust and the capital securities do not limit our ability to incur additional debt, including secured or unsecured debt. We may in the future issue parity securities, as to which during a deferral period on the debentures we are required to make payments of interest that are not made pro rata with payments of interest on the debentures or other parity securities and that, if not made, would cause us to breach the terms of the instrument governing parity securities. The terms of the debentures permit us during a deferral period to make any payment of current interest on parity securities that is made pro rata to the amounts due on parity securities and the debentures and any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing parity securities, subject to the limitations described in the last paragraph under “Summary of Terms of the Debentures—Alternative Payment Mechanism” to the extent that it applies.

The debentures and the guarantee will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the debentures and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to our assets as the source of payment for the debentures and the guarantee.

Our ability to make distributions on or redeem the capital securities is restricted.

Federal banking authorities will have the right to examine the trust and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the trust’s ability to make distributions on or to redeem the capital securities.

Furthermore, our ability to redeem the capital securities is limited by the terms of the replacement capital convenant for so long as it is in effect.

The guarantee only guarantees payments on the capital securities if the trust has cash available.

If we fail to make payments on the debentures, the trust will be unable to make the related distribution, redemption or liquidation payments on the capital securities to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the debentures, you may rely on the property trustee of the trust to enforce the trust’s rights under the debentures or you may directly sue us or seek other remedies to collect your pro rata share of the payments owed.

Our obligation to repay the debentures on the scheduled maturity date is subject to issuance of qualifying capital securities.

The scheduled maturity date for the debentures is June 12, 2057 and the final repayment date is June 12, 2077. We have no obligation to repay the debentures prior to the scheduled maturity date.

Moreover, our obligation to repay the debentures on the scheduled maturity date is limited. We are required to repay the debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities (as defined under “Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient net proceeds from the issuance of qualifying capital securities to permit repayment in full of all the debentures (excluding any additional future pari passu debentures) on the scheduled maturity date, we will repay the debentures on a pro rata basis to the extent of the net proceeds we have received and the unpaid portion will remain outstanding and bear interest at the applicable floating rate. We will be required to repay the unpaid principal amount of the debentures on each subsequent interest payment date to the extent we receive net proceeds from any subsequent issuance of qualifying capital securities until: (i) we have raised sufficient net proceeds to permit repayment in full in accordance with this requirement; (ii) payment of the debentures is accelerated upon the occurrence of an event of default; or (iii) the final repayment date for the debentures. Our ability to issue qualifying capital securities in connection with this obligation to repay the debentures will depend on, among other things, legal and regulatory requirements, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these qualifying capital securities. Although we have agreed to use our commercially reasonable efforts to issue sufficient qualifying capital securities during the 180-day period referred to above to repay the debentures on the scheduled maturity date, and on each interest payment date thereafter until the debentures are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until the final repayment date, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur.

Moreover, at or around the time of issuance of the capital securities, we will enter into the replacement capital covenant described above pursuant to which we will make a covenant restricting our right to repay, redeem or purchase the debentures or capital securities at any time prior to June 12, 2057. Under certain circumstances, we may modify the replacement capital covenant without your consent. See “Replacement Capital Covenant.”

We have no obligation to issue any securities other than qualifying capital securities in connection with our obligation to repay the debentures on or after the scheduled maturity date.

We have the right to defer interest for 10 years without causing an event of default.

We have the right on one or more occasions to defer interest on the debentures for one or more interest periods of up to 10 consecutive years. Although we would be subject to the alternative payment mechanism after we have deferred interest for a period of five consecutive years, or such shorter period resulting from our payment of current interest, if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the debentures for a period of up to 10 consecutive years without causing an event of default. During any deferral period, holders of capital securities will receive limited or no current payments on the capital securities and, so long as we are otherwise in compliance with our obligations, holders will have no remedies against the trust or us for nonpayment unless we fail to pay all deferred interest, including compounded interest, at the end of the 10-year deferral period. Furthermore, if all deferred interest is paid prior to the end of the 10-year deferral period, we can defer interest for another 10-year period without causing an event of default.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the debentures, and compounded interest thereon, during the deferral period, which may last up to 10 years, from any source other than the issuance of common stock up to the “maximum share number,” “qualifying preferred stock” up to the “preferred stock issuance cap” or “qualifying warrants,” each as defined under “Summary of Terms of the Debentures—Alternative Payment Mechanism,” except in limited circumstances. Those limited circumstances are (i) the occurrence and continuance of a supervisory event (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest), (ii) the deferral period is terminated as permitted under the indenture on the interest payment date following certain business combinations (or if later, within 90 days following the date of consummation of the business combination), and (iii) an event of default has occurred and is continuing. In those circumstances, we will be permitted, but not required, to pay deferred interest with cash from any source, all as described under “Summary of Terms of the Debentures—Alternative Payment Mechanism.” Common stock, qualifying preferred stock and qualifying warrants issuable under the alternative payment mechanism are referred to as “APM qualifying securities.” The “maximum share number” limits our issuance of common stock to 20 million shares, but we may increase the maximum share number at our discretion if we determine an increase is necessary to allow us to make deferred interest payments. The preferred stock issuance cap limits the net proceeds of the issuance of qualifying preferred stock that we may apply to the payment of deferred interest with respect to all deferral periods to 25% of the aggregate principal amount of the debentures then outstanding. The occurrence of a market disruption event may prevent or delay a sale of APM qualifying securities and, accordingly, the payment of deferred interest on the debentures. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our stockholders or a regulatory body or governmental authority to issue APM qualifying securities notwithstanding our commercially reasonable efforts to do so. Moreover, we may encounter difficulties in successfully marketing APM qualifying securities, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient common stock, qualifying preferred stock or qualifying warrants to fund deferred interest payments in these circumstances other than as a result of a supervisory event, we will not be permitted to pay deferred interest to the trust and, accordingly, no payment of distributions may be made on the capital securities, even if we have cash available from other sources. See “Summary of Terms of the Debentures—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

The terms of our outstanding junior subordinated debentures prohibit us from making any payment of principal or interest on the debentures or the guarantee relating to the capital securities and from repaying, redeeming or repurchasing any debentures if there has occurred any event that would constitute an event of default under the applicable junior subordinated indenture or the related guarantees or at any time when we have deferred interest thereunder.

We must notify the Federal Reserve before using the alternative payment mechanism and may not use it if the Federal Reserve disapproves.

We must notify the Federal Reserve if the alternative payment mechanism is applicable. We may not sell our common stock, qualifying preferred stock or qualifying warrants pursuant to the alternative payment mechanism or use the proceeds of such sale to pay deferred interest, in either case, if a supervisory event has occurred and is continuing (i.e., the Federal Reserve has disapproved of such actions). Accordingly, if we elect to defer interest and the Federal Reserve disapproves of either our sale of APM qualifying securities or our use of the proceeds to pay deferred interest, we may be unable to pay deferred interest that otherwise would be paid pursuant to the alternative payment mechanism. We may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, we could defer interest for up to 10 years without being required to sell APM qualifying securities and apply the proceeds therefrom to pay deferred interest.

The indenture limits the number of shares of common stock that we may sell to pay deferred interest.

The indenture limits the amount of our common stock that we are permitted to sell to pay deferred interest to the then-current “maximum share number,” as described under “Summary of Terms of the Debentures—Alternative Payment Mechanism,” which will initially be 20 million shares. If the number of shares of our common stock that we need to sell in order to pay deferred interest in full exceeds the then-current maximum share number, we may continue to defer interest, and such deferral will not constitute an event of default or give rise to a right of acceleration or similar remedy unless it extends beyond the date which is 10 years following the first interest payment date on which we deferred interest.

The indenture limits our obligation to raise proceeds from the sale of common stock to pay deferred interest during the first nine years of a deferral period and generally does not obligate us to issue qualifying warrants.

The indenture limits our obligation to raise proceeds from the sale of shares of common stock to pay deferred interest attributable to the first five years of any deferral period, including compounded interest, prior to the ninth anniversary of the commencement of a deferral period in excess of an amount we refer to as the “common stock issuance cap.” The common stock issuance cap takes into account all sales of common stock and qualifying warrants under the alternative payment mechanism for the deferral period. Once we reach the common stock issuance cap for a deferral period, we will no longer be obligated to sell common stock to pay deferred interest relating to such deferral period unless such deferral extends beyond the date which is nine years following the commencement of the relevant deferral period. Although we have the right to sell common stock if we have reached the common stock issuance cap but have not reached the maximum share number, we have no obligation to do so. In addition, the sale of qualifying warrants to raise proceeds to pay deferred interest is an option that we have, but in general, we are not obligated to sell qualifying warrants and no party may require us to do so. See “Summary of Terms of the Debentures—Alternative Payment Mechanism.”

We have the ability under certain circumstances to narrow the definition of APM qualifying securities.

We may, without the consent of the holders of the capital securities or the debentures, amend the definition of “APM qualifying securities” for the purposes of the alternative payment mechanism to eliminate common stock or qualifying warrants (but not both) from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes. The elimination of either common stock or qualifying warrants from the definition of APM qualifying securities, together with continued application of the preferred stock issuance cap, may make it more difficult for us to succeed in selling sufficient APM qualifying securities to fund the payment of deferred interest.

Deferral of interest payments could adversely affect the market price of the capital securities and could have U.S. federal income tax consequences for you.

We currently do not intend to exercise our right to defer payments of interest on the debentures. However, if we exercise that right in the future, the market price of the capital securities is likely to be affected. As a result of the existence of our deferral right, the market price of the capital securities, payments on which depend solely on payments being made on the debentures, may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the debentures and you elect to sell capital securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its capital securities until the payment of interest at the end of the deferral period.

If we do defer interest payments on the debentures, you will be required to accrue income, in the form of original issue discount, for U.S. federal income tax purposes during the period of the deferral in respect of your proportionate share of the debentures, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will not receive the cash distribution related to any accrued and unpaid interest from the trust if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would normally have been paid. See “Material U.S. Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

If you sell your capital securities between record dates for distribution payments, you will have to include accrued but unpaid distributions in your taxable income.

The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the debentures.

If you dispose of your capital securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for U.S. federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the debentures through the date of your disposition.

Upon the sale of your capital securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the capital securities. The amount you receive for your capital securities may not fully reflect the value of any accrued but unpaid interest at the time of the sale while your adjusted tax basis will include any accrued but unpaid interest. Normally, you may not apply capital losses to offset ordinary income for U.S. federal income tax purposes.

You should consider the U.S. federal income tax consequences of classification of the trust as a grantor trust and the adverse tax consequences that could arise if the trust were not classified as a grantor trust for U.S. federal income tax purposes.

The trust expects to be classified as a grantor trust, and not as a partnership or as an association taxable as a corporation, for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, each holder of a capital security will be considered the owner of an undivided interest in the debentures and will be required to accrue in gross income such holder’s pro rata share of the income accruing on the debentures. However, if the trust were treated other than as a grantor trust (as a result of a change in law or otherwise), the trust could be subject to additional tax liability (such as corporate tax liability) which could under certain circumstances reduce the amount available for distributions to the holders of the capital securities and any such distributions could be taxable to such holders other than as interest (for example, as dividends).

We may dissolve the trust at any time. Upon dissolution of the trust, the debentures may be distributed to the holders of the capital securities, as described under “Description of Trust Preferred Securities—Redemption or Exchange” in the accompanying prospectus. Under current U.S. federal income tax law, and assuming that, as expected, the trust is treated as a grantor trust, such a distribution of debentures to you should not be a taxable event. However, if the trust is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of the debentures to you may be a taxable event.

The IRS or a court may disagree with the characterization of the debentures as indebtedness for U.S. federal income tax purposes.

We intend to treat the debentures as indebtedness for U.S. federal income tax purposes. We, the trust, and each holder of capital securities agree in the trust documents to treat the debentures as indebtedness for U.S. federal income tax purposes.

Both the debentures and the capital securities are novel financial instruments and there is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the debentures or the capital securities. Thus, the IRS or a court may disagree with the characterization of the debentures as indebtedness for U.S. federal income tax purposes. If, contrary to the opinion of tax counsel to us and each trust, the debentures were recharacterized as our equity, payment on the capital securities to non-United States holders would generally be subject to the U.S. federal withholding tax at a rate of 30% (or a lower rate, if there is an applicable tax treaty providing such a lower rate). See “Material U.S. Federal Income Tax Consequences.”

Redemption of the debentures and capital securities could have adverse tax and other consequences for you.

At our election, we may redeem the debentures at any time. A redemption would cause a mandatory redemption of the capital securities. If the debentures and capital securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the capital securities at the same rate as the rate of return on the capital securities. See “Summary of Terms of the Debentures—Redemption” below.

Claims would be limited upon bankruptcy, insolvency or receivership.

In the event of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any debentures, whether voluntary or not, a holder of debentures will have no claim for, and thus no right to receive, deferred and unpaid interest, including compounded interest thereon, that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest, including compounded interest, on such holder’s debentures. Any claim for deferred and unpaid interest in the event of our bankruptcy, insolvency or receivership will be subject to applicable law.

Holders have limited rights of acceleration.

The remedies for any breach of our obligations under the alternative payment mechanism, the limitation on the source for payments of deferred interest, the restrictions imposed in connection with any optional deferral of interest payments and our obligation to raise proceeds from the issuance of qualifying capital securities to permit the repayment of the debentures on or after the scheduled maturity date are all limited. Our failure to comply with these obligations and restrictions would not constitute an event of default or give rise to a right of acceleration or similar remedy under the terms of the indenture.

Holders have limited voting rights.

As a holder of capital securities, you will have limited voting rights. You generally will not be entitled to vote to appoint, remove or replace the property trustee, the Delaware trustee or any administrative trustee, all of which will be appointed, removed or replaced by us. However, if an event of default occurs with respect to the debentures, you would be entitled to vote to remove, replace or appoint the property trustee and the Delaware trustee.

You will not always be able to directly enforce your rights against us if an event of default occurs. If an event of default under the debentures occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the debentures, to enforce your rights against us.

You may only bring a legal action against us directly if an event of default under the trust agreement occurs because of our failure to pay interest when due or principal at maturity of the debentures.

Changes in demand for the capital securities could adversely affect the market price of the capital securities.

Neither we nor the trust can assure you as to the market prices for the capital securities or the debentures that may be distributed in exchange for the capital securities. Investor demand for the capital securities may be greater or less than for traditional trust preferred instruments. Investor demand for securities with the characteristics of the capital securities may change as these characteristics are assessed by market participants, regulators and others. Accordingly, the capital securities that you may purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a discount to the price that you paid to purchase the capital securities if investor demand for securities with characteristics similar to those of the capital securities decreases over time. Furthermore, if we exchange the capital securities for the debentures, demand for the debentures may be greater or less than demand for the capital securities.

An active trading market for the capital securities may not develop.

We do not intend to have the capital securities listed or approved for quotation on any securities exchange or automated quotation system. You should be aware that, even if the capital securities are listed or approved for quotation in the future, such listing or quotation will not necessarily ensure that an active trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them. Although we have been advised that the underwriters intend to make a market in the capital securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

We may redeem the debentures at any time. In certain circumstances, the redemption price will not include a “make-whole” amount, and may be less than would otherwise apply if there is a challenge to the tax characterization or certain changes occur relating to the rating agency treatment of the debentures.

The debentures may be redeemed (i) in whole or in part, at any time on or after June 12, 2037, including on or after the scheduled maturity date, and (ii) in whole, but not in part, at any time within 90 days of the occurrence of a capital treatment event or investment company event, in each case at 100% of the principal amount to be redeemed, plus accrued and unpaid interest through the date of redemption. We may redeem any or all of the debentures at any time prior to June 12, 2037, at their principal amount or, if greater, a make-whole redemption price calculated as described under “Summary of Terms of the Debentures—Redemption,” in each case plus accrued and unpaid interest through the date of redemption. In addition, at any time prior to June 12, 2037 and within 90 days of the occurrence of a tax event or a rating agency event, we may elect to redeem all, but not less than all, of the debentures for a lower make-whole redemption price calculated as described under “Summary of Terms of the Debentures—Redemption,” in each case plus accrued and unpaid interest through the date of redemption.

An IRS pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology or the treatment of the capital securities for Federal Reserve capital adequacy purposes, and changes relating to the treatment of the trust as an “investment company,” could result in the debentures being redeemed earlier or at a lower redemption price than would otherwise be the case. See “Summary of Terms of the Debentures—Redemption” for a further description of those events.

USE OF PROCEEDS

The trust will invest all of the proceeds from the sale of the capital securities and the sale of its common securities to purchase the debentures. We intend to use the net proceeds from the sale of the debentures for general corporate purposes, which may include the repurchase of outstanding shares of common stock, acquisitions of other companies, and extending credit to, or funding investments in, our subsidiaries. The precise amounts and timing of our use of the net proceeds will depend upon our and our subsidiaries’ funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any of the debentures as described above, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

The trust will not be consolidated on our balance sheet as a result of accounting changes reflected in Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003. For financial reporting purposes, we will treat the trust as an unconsolidated subsidiary and will report the aggregate principal amount of the debentures we issue to the trust as a liability, record the assets related to the cash and common securities received from the trust in our consolidated balance sheet and report interest paid or payable on the debentures as an interest expense in our consolidated statements of operations.

We expect to treat the capital securities as “Tier 1 capital” under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies. Under those capital guidelines, the capital securities are a “restricted core capital element” that, together with other instruments that are restricted core capital elements, are limited to 25% of our total Tier 1 capital.

FINANCIAL SUMMARY AND SELECTED RATIOS

(Dollars in millions, except per share data)

	As of/For the Three Months Ended March 31,		As of/For the Years Ended December 31,
	2007	2006	2006	2005	2004
Summary of Operations
Interest income	$1,891	$1,556	$6,893	$5,506	$4,547
Interest expense	946	659	3,185	1,981	1,199

Net interest income	945	897	3,708	3,525	3,348
Provision for credit losses	71	47	240	217	249

Net interest income after provision credit losses	874	850	3,468	3,308	3,099
Noninterest income	652	608	2,521	2,326	2,119
Noninterest expense	883	819	3,516	3,167	2,896

Income before income taxes	643	639	2,473	2,467	2,322
Provision for income taxes	222	208	945	813	764

Net income	$421	$431	$1,528	$1,654	$1,558

Common Shares
Average shares outstanding (000’s):
Basic	541,851	539,953	539,140	546,916	551,661
Diluted	547,230	543,436	543,891	551,380	556,041

Per Common Share
Net income:
Basic	$0.78	$0.80	$2.84	$3.02	$2.82
Diluted	$0.77	$0.79	$2.81	$3.00	$2.80

Cash dividends paid	$0.42	$0.38	$1.60	$1.46	$1.34

Book value	$21.48	$20.48	$21.69	$20.49	$19.76

Average Balances
Securities, at amortized cost	$21,872	$20,955	$21,348	$20,467	$18,218
Loans and leases (1)	84,894	75,443	79,313	71,517	66,107
Other assets	14,288	12,734	13,667	12,628	11,951

Total assets	$121,054	$109,132	$114,328	$104,612	$96,276

Deposits	$82,523	$74,199	$77,230	$70,346	$64,816
Long-term debt	16,086	13,111	14,628	11,959	10,886
Other liabilities	10,923	10,688	11,018	11,242	9,977
Shareholders’ equity	11,522	11,134	11,452	11,065	10,597

Total liabilities and shareholders’ equity	$121,054	$109,132	$114,328	$104,612	$96,276

Period End Balances
Total assets	$121,694	$110,034	$121,351	$109,170	$100,509
Deposits	79,839	75,564	80,971	74,282	67,699
Long-term debt	19,936	13,046	15,904	13,119	11,420
Shareholders’ equity	11,650	10,970	11,745	11,129	10,875

Selected Ratios
Rate of return on:
Average total assets	1.41%	1.60%	1.34%	1.58%	1.62%
Average shareholders’ equity	14.81%	15.72%	13.35%	14.95%	14.71%
Dividend payout	53.85%	47.50%	56.34%	48.34%	47.52%
Average equity to average assets	9.52%	10.20%	10.02%	10.58%	11.01%

(1)	Loans and leases are net of unearned income and include loans held for sale.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The consolidated ratios of earnings to fixed charges for BB&T and its subsidiaries for the periods indicated below were as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Earnings to fixed charges:
Including interest on deposits	1.67x	1.96x	1.76x	2.22x	2.88x	2.24x	2.05x
Excluding interest on deposits	3.06x	3.77x	3.25x	4.17x	5.62x	3.94x	3.52x

For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effects of changes in accounting principles plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest, one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs.

As of the date of this prospectus supplement, we have no preferred stock outstanding.

CAPITALIZATION

The following table sets forth the consolidated capitalization of BB&T and its subsidiaries at March 31, 2007 and was adjusted as of that date to give effect to the offering of the debentures and the capital securities pursuant to this prospectus supplement and the application of the net proceeds therefrom. The table should be read in conjunction with our consolidated financial statements and notes thereto and consolidated financial data included in the documents incorporated by reference herein. See “Incorporation of Certain Information by Reference” in this prospectus supplement. Other than as set forth in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, there has been no material change in our consolidated capitalization since March 31, 2007.

	March 31, 2007
	Actual	As Adjusted
	(Dollars in millions)
Long-term Debt:
Long-term debt	$19,936	$19,936
Fixed to floating rate junior subordinated debentures	—	600

Total long-term debt	$19,936	$20,536

Shareholders’ Equity:
Common stock, $5 par value, 1,000,000,000 shares authorized; 542,415,919 issued and outstanding	$2,712	$2,712
Additional paid-in capital	2,862	2,862
Retained earnings	6,364	6,364
Accumulated other comprehensive loss, net of income taxes	(288)	(288)

Total shareholders’ equity	$11,650	$11,650

Total long-term debt and shareholders’ equity	$31,586	$32,186
Capital Ratios (1):
Tier 1 risk-based capital	8.7%	9.3%
Total risk-based capital	13.9%	14.5%
Tier 1 leverage	6.9%	7.4%

(1)	Capital ratios shown in the “As Adjusted” column reflect the issuance of $600 million of capital securities offered by this prospectus supplement, and the classification of such securities as Tier 1 capital.

SUMMARY OF TERMS OF THE CAPITAL SECURITIES

The following summary of some of the terms and provisions of the capital securities supplements the description of the terms and provisions of the securities set forth in the accompanying prospectus under the heading “Description of Trust Preferred Securities” and is not intended to be complete. To the extent that any of the terms and provisions of the capital securities described in this prospectus supplement are inconsistent with the description of the trust preferred securities in the accompanying prospectus, the description of the capital securities in this prospectus supplement replaces the description in the accompanying prospectus. The capital securities will be issued pursuant to the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the capital securities will include those in the trust agreement and those made part of the trust agreement by the Trust Indenture Act. You should read the following description together with the trust agreement to help you understand the terms of the capital securities. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

The trust agreement authorizes the administrative trustees of the trust to issue on behalf of the trust the common securities and capital securities, which represent undivided beneficial ownership interests in the assets of the trust. We will own all of the common securities of the trust, either directly or indirectly. The common securities of the trust will rank equally in right of payment, and payments will be made on the related common securities on a pro rata basis with the capital securities of the trust (except if an event of default occurs and is continuing under the trust agreement). If an event of default occurs and is continuing under the trust agreement, rights of the holders of the common securities of the trust to payment for distributions and payment upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities of the trust. The trust agreement does not permit the trust to issue any securities other than the common securities and the capital securities of the trust and does not permit the trust to incur any indebtedness.

Proceeds from the sale of both the capital securities and common securities by the trust will be used to purchase the debentures issued by us, which will be held by the property trustee of the trust for the benefit of the holders of the capital securities.

We will guarantee on a subordinated basis the payments of distributions and payments of amounts upon redemption or liquidation of the trust with respect to the capital securities, but only to the extent that the trust has funds available to make those payments and has not made the payments. In the event that the trust does not have the funds available to make a required payment, your only remedy with respect to the capital securities issued by the trust will be to vote to direct the property trustee of the trust to enforce the property trustee’s rights under the debentures, except in the limited circumstances in which you may take direct action. See “Description of Trust Preferred Securities—Events of Default; Notice” and “Description of Guarantees” in the accompanying prospectus and “—Voting Rights” below.

Distributions

The capital securities represent beneficial ownership interests in the trust. The record dates for the capital securities will be, for so long as the capital securities remain in book-entry form, one business day prior to the relevant distribution date. With respect to capital securities not in book-entry form, the record dates will be the fifteenth calendar day prior to the relevant distribution date. Distributions on the capital securities will be cumulative. The amount of distributions payable for any period ending on or prior to June 12, 2037 will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of distributions payable for any period ending after June 12, 2037 will be computed on the basis of a 360-day year and the actual number of days elapsed. In the event that any date on which distributions are payable on the capital securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day (and, with regard to distributions payable for any period ending on or prior to June 12, 2037, without any interest or other payment in respect of the delay), with the same force and effect as if made on the date the payment was originally payable. See “Description of Trust Preferred Securities—Distributions” in the accompanying prospectus. A “business day” means any London business day other than a Saturday or a Sunday, or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business. A “London business day” is any day on which dealings in deposits in U.S. dollars are transacted on the London interbank market.

The funds available to the trust for distribution to holders of the capital securities will be limited to payments under the debentures held by the trust. If we do not make interest payments on the debentures held by the trust, the property trustee of the trust will not have funds available to pay distributions on the capital securities. The trust will pay distributions through the property trustee, which will hold amounts received from the debentures held by the trust in a payment account for the benefit of the holders of the capital securities and the common securities.

All percentages resulting from any calculations referred to in this prospectus supplement will be rounded, if necessary, to the nearest one ten-thousandth of a percentage point, with five hundred-thousandths of a percentage point being rounded upwards (e.g., 6.87655% (or .0687655) would be rounded to 6.8766% (or .068766)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

A holder of record of the capital securities will be entitled to receive periodic distributions on the stated liquidation amount of $1,000 per capital security on the same payment dates and in the same amounts as we pay interest on a principal amount of the debentures equal to the liquidation amount of such capital security. Distributions will accumulate from June 12, 2007. The trust will make distribution payments on the capital securities:

•	semi-annually in arrears on June 12 and December 12 of each year, beginning on December 12, 2007 until June 12, 2037, or if this day is not a business day, on the next business day;

•

quarterly in arrears on March 12, June 12, September 12 and December 12 of each year, beginning on September 12, 2037 until June 12, 2057, or if this day is not a business day, on the next business day; and

•	thereafter monthly in arrears on the 12th day of each month, or if this day is not a business day, on the next business day.

In the event any distribution date on or prior to June 12, 2037 is not a business day, the payment made on the next business day shall be made without any interest or other payment in respect of the delay. If we defer payment of interest on the debentures, distributions by the trust on the capital securities will also be deferred. Each date on which distributions are payable in respect of the capital securities in accordance with the foregoing provisions is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. The period beginning on and including June 12, 2007 and ending on but excluding December 12, 2007, the first distribution date with respect to the capital securities, and each period after that period beginning on and including a distribution date with respect to the capital securities and ending on but excluding the next distribution date with respect to the capital securities is called a “distribution period.” Distributions to which holders of capital securities are entitled but are not paid will accumulate additional distributions at the annual rate applicable to the debentures.

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the debentures for one or more consecutive interest periods that do not exceed 10 years, as described under “Summary of Terms of the Debentures—Option to Defer Interest Payments” below. If we exercise this right, the trust will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the trust will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under “Summary of Terms of the Debentures—Alternative Payment Mechanism” below, interest on the debentures will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the interest rate in effect from time to time on the debentures, compounded on each interest payment date. References to “accumulated and unpaid distributions” in this prospectus supplement include all accumulated and unpaid distributions, including compounded amounts thereon.

Redemption

If we repay or redeem the debentures, in whole or in part, whether at, prior to or after the scheduled maturity date, the property trustee under the trust will use the proceeds of that repayment or redemption to redeem a total amount of capital securities and common securities of the trust equal to the amount of debentures redeemed or repaid, upon not less than 30 nor more than 60 days’ notice prior to the date fixed for repayment or redemption. Subject to applicable law, including U.S. federal securities laws and, at any time prior to its termination, the replacement capital covenant, we or our affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement. The replacement capital covenant is scheduled to terminate on June 12, 2057.

Under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is generally required for the early redemption or repurchase of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the debentures since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the debentures, subject to the limitations described under “Summary of Terms of the Debentures—Repayment of Principal,” on the scheduled maturity date.

The redemption price per security at maturity will equal the $1,000 liquidation amount, and the redemption price in the event of a redemption or repayment of debentures will equal the applicable redemption or repayment price attributed to $1,000 in principal amount of the debentures calculated as described under “Summary of Terms of the Debentures—Redemption” or “—Repayment of Principal” below, in each case plus accumulated but unpaid distributions to the date of payment.

Optional Liquidation of Trust and Distribution of Debentures to Holders

We may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, to cause the property trustee of the trust to distribute the debentures held by the trust to the holders of the capital securities and common securities of the trust. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

We anticipate that any distribution of debentures would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the capital securities. See “—Book-Entry Only Issuance—The Depository Trust Company” below and “Description of Junior Subordinated Debentures—Denominations, Registration and Transfer” in the accompanying prospectus.

Under current U.S. federal income tax law, and assuming that, as expected, the trust is treated as a grantor trust, a distribution of debentures in exchange for the capital securities would not be a taxable event to you. If, however, the trust were subject to U.S. federal income tax with respect to income accrued or received on the debentures held by the trust (for example, if there were a change in law, a change in legal interpretation, or other circumstances), the distribution of the debentures by the trust could be a taxable event to the trust and to you. See “Material U.S. Federal Income Tax Consequences—United States Holders—Receipt of Debentures or Cash Upon Liquidation of the Trust” below.

Liquidation Value

The amount payable on the capital securities in the event of any liquidation of the trust is $1,000 per capital security plus accumulated and unpaid distributions, unless, in connection with the dissolution and liquidation, the debentures with an aggregate principal amount equal to the aggregate liquidation amount of the capital securities have been distributed on a pro rata basis to the holders of the capital securities. The holder of the common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the junior subordinated indenture, the capital securities will have a preference over the common securities with regard to those distributions. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution” and “—Subordination of Common Securities” in the accompanying prospectus.

Subordination of Common Securities

The trust will pay distributions on its common securities at the same rate and on the same distribution dates as it does on its capital securities, except if there is a payment default under the indenture with respect to the debentures. If there is a payment default under the indenture with respect to the debentures, the trust will not pay distributions on its common securities until all distributions on its capital securities have been paid in full. For a more detailed description of circumstances in which the capital securities will have a preference over the common securities, see “Description of Trust Preferred Securities—Subordination of Common Securities” in the accompanying prospectus.

Events of Default under Trust Agreement

For a description of the events of default under the trust agreement, as well as a summary of the remedies available as a result of those events of default, see “Description of Trust Preferred Securities—Events of Default; Notice” in the accompanying prospectus.

An event of default under the indenture with respect to our failure to pay interest that we are otherwise obligated to pay on a series of debentures in full within 30 days after the conclusion of a deferral period that continues for 10 years entitles the property trustee of the trust, as sole holder of the debentures, to declare such debentures due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default with respect to the debentures, see “Summary of Terms of the Debentures—Events of Default” below, as well as “Description of Junior Subordinated Debentures—Events of Default, Waiver and Notice” and “Relationship among Trust Preferred Securities, Corresponding Junior Subordinated Debentures and Guarantees” in the accompanying prospectus.

Voting Rights

Except as described under “Description of Junior Subordinated Debentures—Modification of Junior Subordinated Indenture,” “Description of Trust Preferred Securities—Voting Rights; Amendment of Each Trust Agreement” and “Description of Guarantees—Amendments and Assignment” in the accompanying prospectus, or as otherwise required by law or the trust agreement, as an owner of capital securities, you will not have any voting rights.

Book-Entry Only Issuance—The Depository Trust Company

The capital securities will be represented initially by global certificates registered in the name of DTC or its nominee. Beneficial interests in the capital securities will be shown on, and transfers of the capital securities will be effected only through, records maintained by participants in DTC. Participants in DTC are those persons who have accounts with DTC. Investors may elect to hold their interests in the capital securities through either (in the United States) DTC or (in Europe) through Clearstream Banking, société anonyme, or “Clearstream,” or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear.” Investors may hold their interests in the securities directly if they are participants in such systems, or indirectly through organizations that are participants in these systems. Except as described in the section entitled “Global Securities” in the accompanying prospectus, capital securities in certificated form will not be issued in exchange for the global certificates.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for the accuracy thereof.

For further information regarding DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Global Securities” in the accompanying prospectus.

Payment

Payments in respect of the capital securities represented by the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the distribution dates or, in the case of capital securities represented by certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the securities register of the trust.

Registrar and Transfer Agent

U.S. Bank National Association will act as registrar and transfer agent for the capital securities. Registration of transfers of capital securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of its capital securities after such capital securities have been called for redemption.

SUMMARY OF TERMS OF THE DEBENTURES

The following summary of some of the terms and provisions of the debentures supplements the description of the terms and provisions of the debentures set forth in the accompanying prospectus under the heading “Description of Junior Subordinated Debentures.” This summary, which describes the material provisions of the debentures, is not intended to be complete and is subject to, and is qualified in its entirety by reference to, the junior subordinated indenture, to which this prospectus supplement makes reference, and to a supplemental indenture, copies of which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus from a part. To the extent that any of the terms and provisions of the debentures described in this prospectus supplement are inconsistent with the description of the debentures in the accompanying prospectus, the description of the debentures in this prospectus supplement replaces the description in the accompanying prospectus. You should read the indenture, as supplemented, for provisions that may be important to you.

General

The debentures will be issued as unsecured indebtedness under the indenture. We may issue additional series of debentures under the indenture, and any such series will rank equally in right of payment with the debentures. The debentures that are the subject of this prospectus supplement will be limited in aggregate principal amount to $600,010,000, such amount being the sum of the aggregate stated liquidation amounts of the capital securities and common securities. The debentures will bear interest as described below under “—Interest Rates and Interest Payment Dates.” The debentures are not subject to a sinking fund provision. The record dates for the debentures will be, for so long as the debentures remain in book-entry form, one business day prior to the relevant interest payment date. With respect to debentures not in book-entry form, the record dates will be the fifteenth calendar day prior to the relevant interest payment date. In the event that any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, with the same force and effect as if made on the date the payment was originally payable.

The debentures will be a separate series of “junior subordinated debentures” under the indenture, as described herein and in the accompanying prospectus.

Subordination

The debentures will be unsecured and junior in right of payment to all of our senior debt. For purposes of the debentures, “senior debt” has the meaning given to that term under “Description of Junior Subordinated Debentures—Subordination” in the accompanying prospectus, except that (i) it also will include debt securities, which term includes junior subordinated debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities except to the extent, in the case of any such securities or guarantees issued after the date hereof, the instrument creating those obligations provides that they are not superior in right of payment to the debentures, (ii) it also will include any debt of BB&T to any of our subsidiaries and any debt of BB&T to any of our employees, and (iii) it will exclude trade accounts payable and accrued liabilities arising in the ordinary course of business. The debentures will rank pari passu with trade accounts payable, accrued liabilities arising in the ordinary course of business, and any future debt that by its terms is not superior in right of payment to the debentures. The debentures will also rank pari passu with the items excluded from the definition of “senior debt” under “Description of Junior Subordinated Debentures—Subordination” in the accompanying prospectus, except as that definition is modified above. In addition, we will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the debentures except in compliance with applicable Federal Reserve regulations and guidelines. As of March 31, 2007, approximately $26.7 billion of our then existing indebtedness would have been senior to the debentures.

Our obligations to make payments on the debentures and the guarantee are subordinate to our payment obligations under our senior debt. There is no limit on the amount of indebtedness for money borrowed we may issue that ranks senior or pari passu to the debentures upon our liquidation or in right of payment as to principal or interest. The debentures and the guarantee will be effectively subordinated to the obligations of our subsidiaries. See “Risk Factors—The debentures and the guarantee will be effectively subordinated to the obligations of our subsidiaries.”

We are not restricted, under the indenture, in our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under the indenture.

The alternative payment mechanism, which is implemented through our covenants in the indenture, will not affect the ability of the Federal Reserve to allow or require us to issue APM qualifying securities for supervisory purposes independent of, and not restricted by, the alternative payment mechanism or the other terms of the debentures.

Interest Rates and Interest Payment Dates

The debentures will bear interest:

•

at an annual rate of 6.82% from and including June 12, 2007 to but excluding June 12, 2037, payable semi-annually in arrears on June 12 and December 12 of each year, beginning on December 12, 2007 until June 12, 2037, or if this day is not a business day, on the next business day;

•

at an annual rate equal to three-month LIBOR plus 2.110% from and including June 12, 2037 to but excluding June 12, 2057, payable quarterly in arrears on March 12, June 12, September 12, and December 12 of each year, beginning on September 12, 2037 until June 12, 2057, or if this day is not a business day, on the next business day; and

•	thereafter at an annual rate equal to one-month LIBOR plus 2.108%, payable monthly in arrears on the 12th day of each month, or if this day is not a business day, on the next business day.

We refer to the dates on which interest is payable as provided above with respect to the debentures as “interest payment dates” and to the period beginning on and including June 12, 2007 and ending on but excluding December 12, 2007, the first interest payment date with respect to the debentures, and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date, as an “interest period.” The amount of interest payable will be computed with respect to any interest period ending on or prior to June 12, 2037 on the basis of a 360-day year consisting of twelve 30-day months and with respect to any interest period after such date will be computed on the basis of a 360-day year and the actual number of days elapsed. In the event that any interest payment date on or prior to June 12, 2037 is not a business day, the payment made on the next business day shall be made without any interest or other payment in respect of the delay.

Calculation of LIBOR

For the purposes of calculating interest due on the debentures after June 12, 2037:

•

“LIBOR” means, with respect to any monthly or quarterly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one- or three-month period, as applicable, commencing on the first day of that monthly or quarterly interest period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that monthly or quarterly interest period, as the case may be. If such rate does not appear on Reuters Screen LIBOR01 Page, one- or three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a one- or three-month period commencing on the first day of that monthly or quarterly interest period, as applicable, and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with BB&T), at approximately 11:00 a.m., London time, on the LIBOR determination date for that monthly or quarterly interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, one- or three-month LIBOR with respect to that monthly or quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one- or three-month LIBOR with respect to that monthly or quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly or quarterly interest period, as applicable, for loans in U.S. dollars to leading European banks for a one- or three-month period, as applicable, commencing on the first day of that monthly or quarterly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one- or three-month LIBOR for that monthly or quarterly interest period, as applicable, will be the same as one- or three-month LIBOR as determined for the previous interest period or, in the case of the interest period beginning on June 12, 2037, 5.360%. The establishment of one- or three-month LIBOR for each monthly or quarterly interest period, as applicable, by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means U.S. Bank National Association, or any other firm appointed by BB&T, acting as calculation agent.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant monthly or quarterly interest period.

•

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Accrued interest that is not paid on the applicable interest payment date (after giving effect to the adjustment for non-business days described above) will bear additional interest, to the extent permitted by law, at the same annual rate, from the relevant interest payment date, compounded on each subsequent interest payment date. The terms “interest” and “deferred interest” refer not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date (i.e., compounded interest).

Option to Defer Interest Payments

We may elect, with respect to the debentures, at one or more times to defer payment of interest on such debentures for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date. We may not defer interest beyond the final repayment date or the earlier repayment or redemption in full of the debentures.

Deferred interest on the debentures will bear interest at the then-applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the debentures.

We have agreed in the indenture that, after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved:

•

following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell “APM qualifying securities” pursuant to the alternative payment mechanism unless we have delivered notice of a “market disruption event” and apply the “eligible proceeds,” as these terms are defined under “—Market Disruption Events” and “—Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded interest) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•

we will not pay deferred interest on the debentures (and compounded interest thereon) prior to the final repayment date from any source other than eligible proceeds, except as contemplated by the following paragraphs or at any time an event of default has occurred and is continuing. We may pay current interest at all times from any available funds.

If the Federal Reserve has disapproved of the sale of APM qualifying securities, we may pay interest from any source without a breach of our obligations under the indenture. In addition, if we sell APM qualifying securities pursuant to the alternative payment mechanism but the Federal Reserve disapproves the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture. See definition of “supervisory event” under “—Alternative Payment Mechanism” below.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules will not apply to any deferral period that is terminated on the interest payment date immediately following the consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination). The settlement of all deferred interest, whether it occurs on an interest payment date or another date, will immediately terminate the deferral period. We will establish a special record date for the payment of any deferred interest pursuant to this paragraph on a date other than an interest payment date, which record date shall also be a special record date for the payment of the corresponding distribution on the capital securities.

If we have paid all deferred interest (and compounded interest) on the debentures, we can again defer interest payments on the debentures as described above.

If the property trustee, on behalf of the trust, is the sole holder of the debentures, we will give the property trustee and the Delaware trustee written notice of our election to commence or extend a deferral period no more than 30 and no less than five business days before the earlier of:

•	the next succeeding date on which the distributions on the capital securities are payable; and

•	the date the property trustee is required to give notice to holders of the capital securities of the record or payment date for the related distribution.

The property trustee will give notice of our election of a deferral period to the holders of the capital securities.

If the property trustee, on behalf of the trust, is not the sole holder of the debentures, we will give the holders of the debentures and the indenture trustee written notice of our election of a deferral period no more than 30 and no less than five business days before the next interest payment date.

If we defer payments of interest on the debentures, the debentures will be treated as being issued with original issue discount for U.S. federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for U.S. federal income tax purposes, prior to receiving any cash distributions. See “Material U.S. Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as the debentures remain outstanding, if:

•	there has occurred and is continuing an event of default with respect to the debentures;

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	we have given notice of our election to defer interest payments with respect to the debentures but the related deferral period has not yet commenced or a deferral period is continuing,

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debentures that rank upon our liquidation on a parity with the debentures or junior to the debentures; or

•

make any guarantee payments regarding any guarantee by us of the junior subordinated debentures of any of our subsidiaries if the guarantee ranks pari passu with or junior in interest to the debentures.

The restrictions listed above do not apply to:

•

any repurchase, redemption or other acquisition of shares of our capital stock in connection with (i) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (ii) a dividend reinvestment or stockholder purchase plan, or (iii) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under our guarantee regarding the trust holding the debentures;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

any payment during a deferral period of current interest in respect of parity securities that is made pro rata to the amounts due on such parity securities and on the debentures and any payments of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities; provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies; or

•

any payment of principal during a deferral period in respect of parity securities having the same scheduled maturity date as the debentures, as required under a provision of such parity securities that is substantially the same as the provision described below under “—Repayment of Principal,” and that is made on a pro rata basis among one or more series of parity securities having such a provision and the debentures.

Our outstanding junior subordinated debentures, except for the last two bullet points above, contain comparable provisions that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, the debentures as well as any guarantee payments on the guarantee of the debentures if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, neither we nor any of our subsidiaries may repurchase or acquire any securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period before the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” and to the exclusions described in this section and in “—Market Disruption Events” below, if we defer interest on the debentures, we will be required, commencing not later than the earlier of (i) the first interest payment date on which we pay current interest on such debentures (which we may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, to issue APM qualifying securities (as defined below) until we have raised an amount of eligible proceeds (as defined below) at least equal to the aggregate amount of accrued and unpaid deferred interest on such debentures. We refer to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

Except as provided below, we have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest on the debentures.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•	we may (but are not obligated to) pay deferred interest with cash from any source if a supervisory event (as defined below) has occurred and is continuing;

•

we are not obligated to sell shares of our common stock in an amount in excess of the “maximum share number” for the purpose of paying deferred interest on the debentures. The maximum share number will initially equal 20 million shares of our common stock. If the issued and outstanding shares of our common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the maximum share number shall be correspondingly adjusted. We may, at our discretion and without the consent of the holders of the debentures, increase the maximum share number (including through the increase of our authorized share capital, if necessary) if we determine that such increase is necessary to allow us to issue sufficient shares to pay deferred interest on the debentures;

•

we are not required to issue common stock (or, if we have amended the definition of “APM qualifying securities” to eliminate common stock, as discussed below, qualifying warrants) with respect to deferred interest attributable to the first five years of any deferral period if the net proceeds of any issuance of common stock (or, if we have amended the definition of “APM qualifying securities” to eliminate common stock, as discussed below, qualifying warrants) applied during such deferral period to pay interest on the debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock and qualifying warrants so applied during that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance of such securities multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “common stock issuance cap”);

•

we are not permitted to issue qualifying preferred stock to pay deferred interest on the debentures to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock so applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the outstanding debentures (the “preferred stock issuance cap”); and

•

so long as the definition of “APM qualifying securities” has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion, and we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the debentures, and no class of investors in our securities, or any other party, may require us to issue qualifying warrants.

Once we reach the common stock issuance cap for a deferral period, we will not be required to issue more common stock (or, if we have amended the definition of “APM qualifying securities” to eliminate common stock, as discussed below, qualifying warrants) under the alternative payment mechanism with respect to deferred interest attributable to the first five years of such deferral period even if the amount referred to in the third bullet point above subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock. The common stock issuance cap will cease to apply after the ninth anniversary of the commencement of any deferral period, at which point we must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to the maximum share number, any supervisory event or market disruption event. In addition, if the common stock issuance cap is reached during a deferral period and we subsequently pay all deferred interest, the common stock issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of APM qualifying securities (excluding sales of common stock and qualifying preferred stock in excess of the “maximum share number” and “preferred stock issuance cap,” respectively), in each case to persons that are not our subsidiaries.

“APM qualifying securities” means common stock, qualifying preferred stock and qualifying warrants; provided that we may, without the consent of the holders of the capital securities or the debentures, amend the definition of “APM qualifying securities” to eliminate common stock or qualifying warrants (but not both) from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes. We will promptly notify the holders of the debentures, and the trustees of the trust will promptly notify the holders of the capital securities, in the manner contemplated in the indenture and the trust agreement, of such change.

“Qualifying preferred stock” means our non-cumulative perpetual preferred stock that (a) ranks pari passu with or junior to all of our other preferred stock, and (b) either (x) is subject to a qualifying replacement capital covenant or (y) is subject to intent-based replacement disclosure and has a provision that prohibits us from paying any dividends thereon upon our failure to satisfy one or more financial tests set forth therein, and (c) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than permitted remedies.

“Qualifying warrants” means any net share settled warrants to purchase our common stock that (1) have an exercise price greater than the “current stock market price” of our common stock as of the date we agree to issue the warrants, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to repurchase for cash in any circumstances. We intend that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not listed on any U.S. securities exchange on the relevant date, the current stock market price shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the current stock market price shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

A “supervisory event” shall commence upon the date we have notified the Federal Reserve of our intention and affirmatively requested Federal Reserve approval both (1) to sell APM qualifying securities and (2) to apply the net proceeds of such sale to pay deferred interest on the debentures, and we have been notified that the Federal Reserve disapproves of either action mentioned in that notice. A supervisory event shall cease on the business day following the earlier to occur of (a) the tenth anniversary of the commencement of any deferral period, or (b) the day on which the Federal Reserve notifies us in writing that it no longer disapproves of our intention to both (i) issue or sell APM qualifying securities and (ii) apply the net proceeds from such sale to pay deferred interest on the debentures. The occurrence and continuation of a supervisory event will excuse us from our obligation to sell APM qualifying securities and to apply the net proceeds of such sale to pay deferred interest on debentures and will permit us to pay deferred interest using cash from any other source without breaching our obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit us to sell APM qualifying securities but to prohibit us from applying the proceeds to pay deferred interest on the debentures.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy. The remedies of holders of the debentures and the capital securities will be limited in such circumstances as described under “Risk Factors—Holders have limited rights of acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common stock issuance cap, the preferred stock issuance cap and the maximum share number, and each holder of the capital securities will be entitled to receive a pro rata share of any amounts received on the debentures.

If we have outstanding parity securities under which we are obligated to sell securities that are APM qualifying securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the debentures and those other parity securities on a pro rata basis up to the maximum share number and the common stock issuance cap or the preferred stock issuance cap, as applicable (or comparable provisions in the instruments governing those parity securities), in proportion to the total amounts that are due on the debentures and such securities, or on such other basis as the Federal Reserve may approve.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•

trading in securities generally (or in our common stock or preferred stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and such suspension, disruption or the establishment of such minimum price materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our APM qualifying securities or qualifying capital securities, as the case may be;

•

we would be required to obtain the consent or approval of a regulatory body (including any securities exchange) or governmental authority to issue or sell APM qualifying securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “—Repayment of Principal,” as the case may be, and that consent or approval has not yet been obtained notwithstanding our commercially reasonable efforts to obtain that consent or approval;

•

a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our APM qualifying securities or qualifying capital securities, as the case may be;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our APM qualifying securities or qualifying capital securities, as the case may be;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our APM qualifying securities or qualifying capital securities, as the case may be;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our APM qualifying securities or qualifying capital securities, as the case may be;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of APM qualifying securities or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

•

we reasonably believe that the offering document for the offer and the sale of our APM qualifying securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of the capital securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event or supervisory event was existing after the immediately preceding interest payment date; and

•

either (a) the market disruption event or supervisory event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided, (b) the market disruption event or supervisory event continued for only part of this period, but we were unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest, or (c) the supervisory event prevents us from applying the net proceeds of sales of APM qualifying securities to pay deferred interest on such interest payment date.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of APM qualifying securities due to pricing, dividend rate or dilution considerations.

Repayment of Principal

We must repay the principal amount of the debentures, together with accrued and unpaid interest, on the scheduled maturity date, subject to the limitations described below. The scheduled maturity date is June 12, 2057.

Our obligation to repay the debentures on the scheduled maturity date is limited. We are required to repay the debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described under “Replacement Capital Covenant” below, within a 180-day period ending on a notice date not more than 30 and not less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the debentures on the scheduled maturity date, the unpaid amount will remain outstanding. Moreover, we may only pay deferred interest on the debentures out of the net proceeds from the sale of APM qualifying securities, subject to the exceptions set forth under “—Alternative Payment Mechanism.” We will be required to repay the unpaid principal amount of the debentures on each subsequent interest payment date to the extent of the net proceeds we receive from any subsequent issuance of qualifying capital securities or upon the earliest to occur of the redemption of the debentures, an event of default that results in acceleration of the debentures or June 12, 2077, which is the “final repayment date” for debentures. Our right to redeem, repay or purchase debentures or capital securities prior to June 12, 2057 is subject to our covenant described under “Replacement Capital Covenant” for so long as that covenant is in effect.

We will agree in the indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 30 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the debentures in full on this date in accordance with the replacement capital covenant. We will further agree in the indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next interest payment date, and on each interest payment date thereafter until the debentures are paid in full. Except under those circumstances described below regarding a market disruption event, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant, the principal amount of debentures that we may repay, redeem or repurchase at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock, mandatorily convertible preferred stock, REIT preferred securities, debt exchangeable for common equity and debt exchangeable for preferred equity in addition to qualifying capital securities, we have no obligation under the indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the debentures on the scheduled maturity date or at any time thereafter.

We may amend or supplement the replacement capital covenant from time to time by a written instrument signed by us with the consent of the holders of a majority in principal amount of the then-effective series of covered debt, provided that the replacement capital covenant may be amended or supplemented from time to time by a written instrument signed only by us (and without the consent of the holders of the then-effective series of covered debt) if (i) such amendment or supplement eliminates common stock, debt exchangeable for common equity, rights to acquire common stock, and/or mandatorily convertible preferred stock as a replacement capital security, if after the date of the replacement capital covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as a replacement capital security would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the holders of the then-effective series of covered debt and an officer of ours has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the holders of the then-effective series of covered debt, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of ours has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate to that effect.

In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the debentures as described above since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the debentures.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the debentures under the terms of the replacement capital covenant if we provide written certification to the indenture trustee (which certification will be forwarded to each holder of record of capital securities) no more than 30 and no less than 10 business days in advance of the required repayment date certifying that:

•

a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after June 12, 2057, the 30-day period preceding the date of the certificate; and

•

either (a) the market disruption event continued for the entire 180-day period or 30-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the debentures in full.

Net proceeds that we are permitted to apply to repayment of the debentures on and after the scheduled maturity date will be applied, first, to pay deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of the debentures; provided that if we are obligated to sell qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the debentures, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the debentures and those other securities having the same scheduled maturity date as the debentures pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the debentures has been paid in full. If we raise less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180-day or 30-day period, as the case may be, we will not be required to repay any debentures on the scheduled maturity date or the next interest payment date, as applicable, but we will use those net proceeds to repay the debentures on the next interest payment date as of which we have raised at least $5 million of net proceeds.

Final Repayment Date

Any principal amount of the debentures, together with accrued and unpaid interest, will be due and payable on the final repayment date for the debentures, regardless of the amount of qualifying capital securities we have issued and sold by that time. The final repayment date is June 12, 2077.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of debentures, by that holder’s acceptance of the debentures, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its debentures, that holder of debentures will have no claim for, and thus no right to receive, optionally deferred and unpaid interest, including compounded interest thereon, that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest, including compounded interest thereon, on such holder’s debentures. Any claim for deferred and unpaid interest in the event of our bankruptcy, insolvency or receivership will be subject to applicable law.

Distribution of Debentures

As described above, the debentures may be distributed in exchange for the capital securities upon dissolution and liquidation of the trust, after satisfaction of the trust’s liabilities to its creditors. See “Summary of Terms of the Capital Securities—Optional Liquidation of Trust and Distribution of Debentures to Holders” above.

If debentures are distributed to the holders of capital securities, we anticipate that the depositary arrangements for such debentures will be substantially identical to those in effect for the capital securities. See “Book-Entry Only Issuance—The Depository Trust Company” above and “Description of Junior Subordinated Debentures—Denominations, Registration and Transfer” in the accompanying prospectus.

Redemption

Any redemption of the debentures will be subject to the restrictions described under “Replacement Capital Covenant” below. Moreover, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the debentures since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the debentures, subject to the limitations described under “—Repayment of Principal,” on the scheduled maturity date.

For purposes of the redemption provisions described below, a “tax event” means, with respect to the debentures, that we have requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the date hereof;

•	proposed change in those laws or regulations that is announced after the date hereof;

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date hereof; or

•

threatened challenge asserted in connection with an audit of us, the trust or our subsidiaries, or threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the debentures;

there is more than an insubstantial risk that:

•	the trust is, or will be, subject to U.S. federal income tax with respect to income received or accrued on the debentures;

•	interest payable by us on the debentures is not, or will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of the redemption provisions described below, a “rating agency event” means, with respect to the debentures, a change in the methodology employed by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act, that currently publishes a rating for us or any of our subsidiaries (a “rating agency”) in assigning equity credit to securities such as the debentures, as such methodology is in effect on the date of this prospectus supplement (the “current criteria”), which change results in a lower equity credit being assigned by such rating agency to the debentures as of the date of such change than the equity credit that would have been assigned to the debentures as of the date of such change by such rating agency pursuant to its current criteria.

For purposes of the redemption provisions described below, a “capital treatment event” means, with respect to the debentures, the reasonable determination by us that, as a result of any:

•	amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the date hereof;

•	proposed change in those laws or regulations that is announced after the date hereof; or

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date hereof;

there is more than an insubstantial risk of impairment of our ability to treat the capital securities (or any substantial portion thereof) as Tier 1 capital, or its equivalent, for purposes of the capital adequacy guidelines of the Federal Reserve.

For purposes of the redemption provisions described below, an “investment company event” means, with respect to the debentures, the receipt by us and the trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

•	change in law or regulation; or

•	change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority;

there is more than an insubstantial risk that the trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the date hereof.

The debentures:

•	are repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal” above;

•	are redeemable in whole or in part at our option at any time and from time to time; and

•	are redeemable, in whole but not in part, at any time within 90 days of a tax event, a rating agency event, a capital treatment event or an investment company event, as described above; and

•	are not subject to any sinking fund or similar provisions.

The redemption price will be 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest through the date of redemption, in the case of any redemption:

•	in whole or in part at any time on or after June 12, 2037 (or if this day is not a business day, on the next business day), including on or after the scheduled maturity date; or

•	in whole but not in part at any time within 90 days of the occurrence of a capital treatment event or investment company event.

In all other cases, the redemption price will be the applicable “make-whole redemption price,” which will be equal to the greater of:

•	100% of the principal amount of debentures being redeemed; and

•

an amount calculated as the sum of the present values of the principal amount of the debentures and each interest payment thereon that would have been payable from the date of redemption to and including June 12, 2037 (not including any portion of such payments of interest accrued as of the date of redemption), discounted, in the case of principal and interest due on that date, from June 12, 2037 and in the case of any other interest payment from the applicable interest payment date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the applicable spread;

plus in each case accrued and unpaid interest to the date of redemption.

For these purposes:

•

“applicable spread” means (i) 0.50% in the case of a redemption of all outstanding debentures within 90 days of the occurrence of a tax event or rating agency event and (ii) 0.25% in the case of any other redemption;

•

“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•

“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the debentures being redeemed in a tender offer based on a spread to United States Treasury yields;

•

“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances;

•

“treasury dealer” means Credit Suisse (or its successor) or, if Credit Suisse (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

We will notify the trust of the make-whole redemption price promptly after the calculation thereof and the trustee will have no responsibility for calculating the make-whole redemption price.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debentures or portions thereof called for redemption.

We may not redeem the debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding debentures for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither we nor the indenture trustee will be required to:

•

issue, register the transfer of, or exchange, debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of debentures and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any debentures so selected for redemption, except, in the case of any debentures being redeemed in part, any portion thereof not so to be redeemed.

Events of Default

The following events are “events of default” with respect to the debentures:

•

default in the payment of interest, including compounded interest, in full on the debentures for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period with respect thereto; or

•	certain events of bankruptcy, insolvency and reorganization involving us.

If an event of default arising from a default in the payment of interest of the type described above has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the debentures will have the right to declare the principal of and accrued and unpaid interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default arising from certain events of bankruptcy, insolvency and reorganization of the type described above has occurred, the principal of and accrued and unpaid interest (including compounded interest) on the debentures will automatically, and without any declaration or other action on the part of the indenture trustee or any holder, become immediately due and payable, subject to the limitation described under “—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.” Under the terms of the indenture we are not permitted to add any additional event of default to the definition of events of default without the permission of a majority of the aggregate outstanding amount of debentures. In addition, any outstanding principal of and accrued and unpaid interest (including compounded interest) on the debentures will be due and payable on the final repayment date regardless of the amount of qualifying capital securities we have issued and sold by that time.

REPLACEMENT CAPITAL COVENANT

The following is a brief description of the terms of the replacement capital covenant and certain definitions. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the replacement capital covenant, copies of which are available upon request from us.

At or around the time of issuance of the capital securities, we will enter into a replacement capital covenant pursuant to which we will agree for the benefit of persons that buy, hold or sell a specified series of our unsecured long-term indebtedness ranking senior to the debentures (or in certain limited cases long-term indebtedness of our largest depository institution subsidiary, which is currently Branch Bank) that we will not repay, redeem or purchase, nor will any of our subsidiaries purchase, any of the debentures or the capital securities or any other securities that rank pari passu with such securities or by their terms require such repayments, redemptions or repurchases to be made pro rata to the holders thereof and the holders of any of the securities for so long as the replacement capital covenant is in effect, unless:

•

in the case of a redemption or purchase prior to the scheduled repayment date, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and

•	the principal amount repaid, or the applicable redemption or repurchase price, does not exceed the sum of the following amounts:

•

the applicable percentage of the aggregate amount of (i) net cash proceeds received by us or our subsidiaries from the sale of common stock and rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans), (ii) the market value of any of our common stock that we or our subsidiaries have delivered as consideration for property or assets in an arm’s-length transaction and (iii) the market value of common stock that we or our subsidiaries have issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any rating agency, in each case within the applicable measurement period (without double counting proceeds received in any prior measurement period); plus

•

100% of the aggregate amount of net cash proceeds received by us and our subsidiaries within the applicable measurement period (without double counting proceeds received in any prior measurement period) from the sale of debt exchangeable for common equity, debt exchangeable for preferred equity, mandatorily convertible preferred stock or REIT preferred securities; plus

•

100% of the aggregate amount of net cash proceeds received by us or our subsidiaries within the applicable measurement period (without double counting proceeds received in any prior measurement period) from the sale of qualifying capital securities;

in each case to persons other than us and our subsidiaries; provided that the foregoing restrictions shall not apply to (i) the purchase of the debentures or capital securities or any portion thereof in connection with the distribution thereof or (ii) purchases of the debentures or capital securities or any portion thereof by our subsidiaries in connection with market-making or other secondary-market activities; and provided, further, that the foregoing restrictions shall not apply to any distribution of debentures to holders of capital securities upon a dissolution of the trust. We refer collectively to common stock, rights to acquire common stock, “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” and “qualifying capital securities” as “replacement capital securities.” For purposes of the replacement capital covenant, the term “repay” includes the defeasance by us of debentures as well as the satisfaction and discharge of our obligations under the indenture with respect to the debentures.

The replacement capital covenant will terminate if an event of default resulting in acceleration of the debentures occurs.

The following terms, as used in this description of the replacement capital covenant, have the meanings indicated:

“Applicable percentage” means:

(1) 133.33% with respect to any repayment, redemption or purchase prior to June 12, 2027;

(2) 200% with respect to any repayment, redemption or purchase on or after June 12, 2027 and prior to June 12, 2047 (the “stepdown date”); and

(3) 400% with respect to any repayment, redemption or purchase on or after the stepdown date.

“Common stock” means our common stock (including common stock issued pursuant to our dividend reinvestment plan and employee benefit plans).

“Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that: (a) gives the holder a beneficial interest in (i) a fractional interest in a stock purchase contract for a share of common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities, subject to customary anti-dilution adjustments; and (ii) our subordinated debt securities that are non-callable prior to the settlement date of the stock purchase contract; (b) provides that the holders directly or indirectly grant us a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase common stock pursuant to such stock purchase contracts; (c) includes a remarketing feature pursuant to which the subordinated debt securities in (a)(ii) of this paragraph are remarketed to new investors commencing not later than the last distribution date that is at least one month prior to the settlement date of the stock purchase contract; and (d) provides for the proceeds raised in the remarketing to be used to purchase common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by us exercising our remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders of the “debt exchangeable for common equity.”

“Debt exchangeable for preferred equity” means a security or combination of securities (together in this definition, “such securities”) that: (a) gives the holder a beneficial interest in (i) our subordinated debt securities that include a provision requiring us to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising proceeds at least equal to the deferred distributions on such subordinated debt securities commencing not later than two years after we first defer distributions on such securities and that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) and (ii) a fractional interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in our qualifying preferred stock; (b) provides that the holders directly or indirectly grant to us a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase qualifying preferred stock pursuant to such stock purchase contracts; (c) includes a remarketing feature pursuant to which our subordinated debt is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (i) our capital ratios, (ii) our capital ratios as anticipated by the Federal Reserve or (iii) the dissolution of the issuer of such “debt exchangeable for preferred equity;” (d) provides for the proceeds raised in the remarketing to be used to purchase qualifying preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that we will settle the stock purchase contracts by exercising our rights as a secured creditor with respect to our subordinated debt securities or other collateral directly or indirectly pledged by investors in the “debt exchangeable for preferred equity;” (e) includes a “qualifying replacement capital covenant” that will apply to such securities and to any qualifying preferred stock issued pursuant to the stock purchase contracts, provided that such “qualifying replacement capital covenant” will not include debt exchangeable for common equity or debt exchangeable for preferred equity as “replacement capital securities;” and (f) after the issuance of such qualifying preferred stock, provides the holder with a beneficial interest in such qualifying preferred stock.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Measurement period” means, with respect to any repayment, redemption or purchase of the debentures or capital securities by us, or any subsidiary, the period (a) beginning 180 days prior to (i) the delivery of notice of such repayment or redemption, or (ii) such purchase, and (b) ending on such notice or purchase date, as the case may be. Measurement periods cannot run concurrently.

“Qualifying capital securities” means securities or combinations of securities (other than common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, REIT preferred securities or debt exchangeable for preferred equity) that, in our determination, reasonably construing the definitions and other terms of the replacement capital covenant described herein, meet one of the following criteria:

(1) in connection with any repayment, redemption or purchase of debentures or capital securities prior to June 12, 2027,

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years; and (c) either

(i) (x) have a “no payment provision” or are “non-cumulative” and (y) are subject to a “qualifying replacement capital covenant” or

(ii) have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and are subject to a “qualifying replacement capital covenant,” and (c) have an “optional deferral provision” and a “mandatory trigger provision”; or

•	“qualifying preferred stock”; or

(2) in connection with any repayment, redemption or purchase of debentures or capital securities at any time on or after June 12, 2027 but prior to June 12, 2047,

•	securities described under clause (1) in this definition;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, and (c) either

(i) are subject to a “qualifying replacement capital covenant” and have an “optional deferral provision”, or

(ii) (x) are subject to “intent-based replacement disclosure” and (y) have a “no payment provision” or are “non-cumulative”;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and (c) either

(i) (x) have a “no payment provision” or are “non-cumulative” and (y) are subject to a “qualifying replacement capital covenant”, or

(ii) have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 25 years and are subject to a “qualifying replacement capital covenant,” and (c) have an “optional deferral provision” and a “mandatory trigger provision”; or

•

securities issued by us or our subsidiaries that (a) rank (x) senior to the debentures and securities that are pari passu with the debentures but (y) junior to all other debt securities of ours (other than (i) debentures and securities that are pari passu with the debentures and (ii) securities that rank pari passu with such qualifying capital securities) upon our liquidation, dissolution or winding up, and (b) either:

•

have no maturity or a maturity of at least 60 years and either (i) are (x) “non-cumulative” or subject to a “no-payment provision” and (y) subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure” or

•	have no maturity or a maturity of at least 40 years, are subject to a “qualifying replacement capital covenant” and have a “mandatory trigger provision” and an “optional deferral provision”;

•

preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (b) has no maturity or a maturity of at least 60 years, and (c) is subject to a “qualifying replacement capital covenant”;

(3) in connection with any repayment, redemption or purchase of debentures or capital securities at any time on or after June 12, 2047,

•	securities described under clause (2) in this definition;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon its liquidation, dissolution or winding-up, (b) either

(i) (x) have no maturity or a maturity of at least 60 years and (y) are subject to “intent-based replacement disclosure” or

(ii)(x) have no maturity or a maturity of at least 40 years and (y) are subject to a “qualifying replacement capital covenant,” and

(c) have an “optional deferral provision”;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years and are subject to “intent-based replacement disclosure” and (c) are “non-cumulative” or have a “no payment provision”;

•

securities issued by us or our subsidiaries that (a) rank (x) senior to the debentures and securities that are pari passu with the debentures but (y) junior to all other debt securities of ours (other than (i) debentures and securities that are pari passu with the debentures and (ii) securities that rank pari passu with such qualifying capital securities) upon our liquidation, dissolution or winding up, and (b) either:

•

have no maturity or a maturity of at least 60 years and either (i) have an “optional deferral provision” and are subject to a “qualifying replacement capital covenant” or (ii) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to “intent-based replacement disclosure” or

•

have no maturity or a maturity of at least 40 years and either (i) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to a “qualifying replacement capital covenant” or (ii) are subject to “intent-based replacement disclosure” and have a “mandatory trigger provision” and an “optional deferral provision”; or

•

preferred stock issued by us or subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to “intent-based replacement disclosure” or (b) has a maturity of at least 40 years and is subject to a “qualifying replacement capital covenant.”

The Federal Reserve has not approved as a Tier 1 capital instrument for bank holding companies securities containing a “mandatory trigger provision” that otherwise would be “qualifying capital securities” and, accordingly, these securities would not constitute “qualifying capital securities” for us unless such approval is obtained.

“REIT preferred securities” means non-cumulative perpetual preferred stock of a subsidiary (a “Depository Institution Subsidiary”) that is a depository institution within the meaning of 12 C.F.R. §2.42(m), which issuer subsidiary may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, that is exchangeable for non-cumulative perpetual preferred stock of the corporation and satisfies the following requirements:

(a) such non-cumulative perpetual preferred stock of a subsidiary of the Depository Institution Subsidiary and the related non-cumulative perpetual preferred stock of the corporation for which it may be exchanged qualifies as Tier 1 capital of a Depository Institution Subsidiary under the risk-based capital guidelines of the appropriate federal banking agency and related interpretive guidance of such Agency (for example, in the case of the Office of the Comptroller of the Currency, Corporate Decision 97-109);

(b) such non-cumulative perpetual preferred stock of a subsidiary of the Depository Institution Subsidiary must be exchangeable automatically into non-cumulative perpetual preferred stock of the corporation in the event that the appropriate federal banking agency directs such Depository Institution Subsidiary in writing to make a conversion because such Depository Institution Subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations (which, for example, in the case of the Office of the Comptroller of the Currency and applicable to national banks, are at 12 C.F.R. 6.4(b)), (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

(c) if such subsidiary of the Depository Institution Subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying dividends on its non-cumulative perpetual preferred stock without causing the REIT to fail to comply with the income distribution and other requirements of the Internal Revenue Code of 1986, as amended, applicable to REITs;

(d) such non-cumulative perpetual preferred stock of the Corporation issued upon exchange for the non-cumulative perpetual preferred stock of a subsidiary of a Depository Institution Subsidiary issued as part of such transaction ranks pari passu or junior to other preferred stock of the corporation; and

(e) such REIT Preferred Securities and non-cumulative perpetual preferred stock of the corporation for which it may be exchanged are subject to a qualifying replacement capital covenant.

For purposes of the definition of “qualifying capital securities,” the following terms shall have the meanings indicated:

“Alternative payment mechanism” means, with respect to any “qualifying capital securities,” provisions in the related transaction documents permitting us, in our sole discretion, or in response to a directive or order from the Federal Reserve, to defer or skip in whole or in part payment of distributions on such “qualifying capital securities” for one or more consecutive distribution periods up to 10 years and requiring us to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising eligible proceeds at least equal to the deferred distributions on such “qualifying capital securities” and apply the proceeds to pay unpaid distributions on such “qualifying capital securities,” commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which we pay current distributions on such “qualifying capital securities” and (y) the fifth anniversary of the commencement of such deferral period, and that:

•

define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by us or any of our subsidiaries as consideration for such “APM qualifying securities”) that we have received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities, up to the “preferred cap” (as defined below) in the case of APM qualifying securities that are “qualifying preferred stock” or “mandatorily convertible preferred stock;”

•

permit us to pay current distributions on any distribution date out of any source of funds but (x) require us to pay deferred distributions only out of eligible proceeds and (y) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds;

•

if deferral of distributions continues for more than one year, require us not to redeem or repurchase, nor any subsidiary of ours to redeem or repurchase, any of our securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred distributions have been paid (a “repurchase restriction”);

•

notwithstanding the second bullet point of this definition, if the Federal Reserve disapproves our sale of APM qualifying securities or the use of the proceeds thereof to pay deferred distributions, may (if we elect to so provide in the terms of such “qualifying capital securities”) permit us to pay deferred distributions from any source or, if the Federal Reserve does not disapprove our issuance and sale of “APM qualifying securities” but disapproves the use of the proceeds thereof to pay deferred distributions, may (if we elect to so provide in the terms of such “qualifying capital securities”) permit us to use such proceeds for other purposes and to continue to defer distributions, without a breach of our obligations under the transaction documents;

•	may include a provision that, for purposes of paying deferred interest, limits our ability to sell shares of the common stock above a maximum share number;

•

limit our obligation to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” that are common stock and qualifying warrants to settle deferred distributions pursuant to the “alternative payment mechanism” either (i) during the first five years of any deferral period or (ii) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such

“qualifying capital securities”) with respect to deferred distributions attributable to the first five years of such deferral period, either:

•

to an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of the product of the average of the current market value of the common stock on the ten consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our most recent publicly available consolidated financial statements; or

•

to a number of shares of common stock and shares of common stock purchasable upon the exercise of “qualifying warrants” in the aggregate, not in excess of 2% of the outstanding number of shares of our common stock (the “common cap”); and

•

limit our right to issue “APM qualifying securities” that are “qualifying preferred stock” and “mandatorily convertible preferred stock” to settle deferred distributions pursuant to the “alternative payment mechanism” to an aggregate amount of “qualifying preferred stock” and still-outstanding “mandatorily convertible preferred stock,” the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such “qualifying capital securities” (the “preferred cap”);

•	in the case of “qualifying capital securities” other than non-cumulative perpetual preferred stock, include a “bankruptcy claim limitation provision”; and

•

permit us, at our option, to provide that if we are involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the first three bullet points of this definition will not apply to any deferral period that is terminated on the next distribution date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination);

provided (and it being understood) that:

•	we shall not be obligated to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” for so long as a market disruption event has occurred and is continuing;

•

if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap,” “maximum share number” and the “preferred cap,” as applicable; and

•

if we have outstanding more than one class or series of securities under which we are obligated to sell a type of “APM qualifying securities” and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds we receive from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap,” “maximum share number” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve.

“APM qualifying securities” means, with respect to an “alternative payment mechanism,” any “debt exchangeable for preferred equity” or any “mandatory trigger provision,” one or more of the following (as designated in the transaction documents for any “qualifying capital securities” that include an “alternative payment mechanism” or a “mandatory trigger provision” or for any “debt exchangeable for preferred equity,” as applicable): common stock, qualifying warrants, mandatorily convertible preferred stock or qualifying preferred stock, provided (and it being understood) that (i) if the “APM qualifying securities” for any “alternative payment mechanism” or “mandatory trigger provision” or for any “debt exchangeable for preferred equity” include both common stock and qualifying warrants, such “alternative payment mechanism,” “mandatory trigger provision” or “debt exchangeable for preferred equity” may permit, but need not require, us to issue qualifying warrants and (ii) such “alternative payment mechanism,” “mandatory trigger provision” or “debt exchangeable for preferred equity” may permit, but need not require, us to issue mandatorily convertible preferred stock.

“Bankruptcy claim limitation provision” means, with respect to any “qualifying capital securities” that have an “alternative payment mechanism” or a “mandatory trigger provision,” provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (i) any deferral period, in the case of securities that have an “alternative payment mechanism” or (ii) any period in which we fail to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a “mandatory trigger provision,” to:

•

in the case of “qualifying capital securities” having an “alternative payment mechanism” or “mandatory trigger provision” with respect to which the “APM qualifying securities” do not include “qualifying preferred stock” or “mandatorily convertible preferred stock,” 25% of the stated or principal amount of such “qualifying capital securities” then outstanding; and

•

in the case of any other “qualifying capital securities,” an amount not in excess of the sum of (x) two years of accumulated and unpaid distributions and (y) an amount equal to the excess, if any, of the “preferred cap” over the aggregate amount of net proceeds from the sale of qualifying preferred stock and mandatorily convertible preferred stock that is still outstanding that the issuer has applied to pay such distributions pursuant to the “alternative payment mechanism” or the “mandatory trigger provision”; provided that the holders of such “qualifying capital securities” are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

“Intent-based replacement disclosure” means, as to any “qualifying preferred stock” or “qualifying capital securities,” that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act, prior to or contemporaneously with the issuance of such securities, that the issuer will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or repurchase that are as or more equity-like than the securities then being redeemed or repurchased, raised within 180 days prior to the applicable redemption or repurchase date. Notwithstanding the use of the term “intent- based replacement disclosure” in the definition of “qualifying capital securities” and “qualifying preferred stock,” the requirement in each such definition that a particular security or the related transaction documents include “intent-based replacement disclosure” shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatory trigger provision” means, as to any “qualifying capital securities,” provisions in the terms thereof or of the related transaction agreements that:

•

require us to make payment of distributions on such securities only pursuant to the issue and sale of “APM qualifying securities” within two years of a failure by us to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including all deferred and accumulated amounts) and require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) if the “mandatory trigger provision” does not require the issuance and sale within one year of such failure, the amount of common stock and/or qualifying warrants, the net proceeds of which we must apply to pay such distributions pursuant to such provision may not exceed the common cap, and (ii) the amount of qualifying preferred stock and still-outstanding mandatorily convertible preferred stock the net proceeds of which we may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•

prohibit us from purchasing any APM qualifying securities or any of our securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least six months after all deferred distributions have been paid, or, if the provisions described in the preceding bullet do not require such issuance and sale of APM qualifying securities within one year of such failure, until at least one year after all deferred distributions have been paid; and

•	include a “bankruptcy claim limitation provision”;

provided (and it being understood) that:

•	we will not be obligated to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” for so long as a market disruption event has occurred and is continuing;

•

if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap” and “preferred cap,” as applicable; and

•

if we have outstanding more than one class or series of securities under which we are obligated to sell a type of “APM qualifying securities” and applies some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such “qualifying capital securities” as a result of the issuer’s failure to pay distributions because of the “mandatory trigger provision” until distributions have been deferred for one or more distribution periods that total together at least ten years.

“No payment provision” means a provision or provisions in the transaction documents for securities or combination of securities (referred to in this definition as “such securities”) that include (a) an “alternative payment mechanism” and (b) an “optional deferral provision” modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, or (if the issuer elects to so provide in the terms of such securities) shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event has occurred and is continuing, ten years, without any remedy other than “permitted remedies” and the obligations (and limitations on obligations) described in the definition of “alternative payment mechanism” applying.

“Non-cumulative” means, with respect to any “qualifying capital securities,” the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.”

“Optional deferral provision” means, as to any “qualifying capital securities,” a provision in the terms thereof or of the related transaction agreements to the effect that:

(a) (i) the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, 10 years, without any remedy other than permitted remedies and (ii) such securities are subject to an “alternative payment mechanism” (provided that such “alternative payment mechanism” need not apply during the first five years of any deferral period and need not include a “common cap,” “preferred cap,” “bankruptcy claim limitation provision” or “repurchase restriction”), or

(b) the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to 10 years, without any remedy other than “permitted remedies.”

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded) and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant described herein or a replacement capital covenant, as we identify, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant described herein, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act, and (ii) that restricts the related issuer from redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date.

Our ability to raise proceeds from replacement capital securities during the applicable measurement period with respect to any repayment, redemption or purchase of debentures or capital securities will depend on, among other things, legal and regulatory requirements, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of covered debtholders are the holders of our 6.75% junior subordinated debentures due June 7, 2036, underlying the 6.75% capital securities of BB&T Capital Trust II, which have CUSIP No. 05530AAA3. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100 million in outstanding principal amount, subject to additional procedures. We expect that, at all times prior to June 12, 2057, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to repay, redeem or repurchase the debentures or the capital securities.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the capital securities or the debentures. We may amend or supplement the replacement capital covenant from time to time with the consent of the majority in principal amount of the holders of the then-effective specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment or supplement eliminates common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the replacement capital covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the covered debtholders, and an officer of ours has delivered to the holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the covered debtholders, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of ours has delivered to the holders of the then effective series of covered debt a written certificate to that effect.

GUARANTEE OF CAPITAL SECURITIES

The following, together with “Description of Guarantees” in the accompanying prospectus, is a description of the material terms of the guarantee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. To the extent that any of the terms and provisions of the guarantee described in this prospectus supplement are inconsistent with the description of the guarantee securities in the accompanying prospectus, the description of the guarantee in this prospectus supplement replaces the description in the accompanying prospectus. You should read the following description together with the guarantee agreement to help you understand the terms of the guarantee. A form of the guarantee agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

The guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as the guarantee trustee for the purposes of compliance with the Trust Indenture Act, and will hold the guarantee for the benefit of the holders of the capital securities. U.S. Bank National Association will also act as debenture trustee for the junior subordinated debentures and as property trustee.

The following payments on the capital securities (the “guarantee payments”), if not fully paid by the trust, will be paid by BB&T under the guarantee, without duplication:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent the trust has funds available to make the payment at that time;

•	the redemption price for any capital securities called for redemption, to the extent the trust has funds available to make the payment at that time; and

•

upon a voluntary or involuntary termination, winding-up or liquidation of the trust, other than in connection with a distribution of the junior subordinated debentures to the holders of capital securities, the lesser of:

•

the aggregate of the $1,000 liquidation amount per capital security plus all accumulated and unpaid distributions on the capital securities to the date of payment, to the extent the trust has funds available to make the payment at that time, and

•

the amount of assets of the trust remaining available for distribution to holders of the capital securities, upon a dissolution and liquidation of the trust, after payment of creditors of the trust as required by applicable law.

We have, through the guarantee, the trust agreement, the debentures and the junior subordinated indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the trust’s obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the capital securities. See “Relationship Among Trust Preferred Securities, Corresponding Junior Subordinated Debentures and Guarantees” in the accompanying prospectus.

The holders of not less than a majority in aggregate liquidation amount of the capital securities may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee and may direct the exercise of any trust power conferred upon the guarantee trustee under the guarantee. Any holder of the capital securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. If we default on our obligation to pay principal of or interest on the debentures, the trust will not have sufficient funds to pay distributions or the liquidation amount. As a result, you will not be able to rely upon the guarantee for payment of these amounts because the guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the capital securities when the trust does not have sufficient funds available to make those payments. If we fail to pay interest on or principal of the debentures and an event of default under the junior subordinated indenture occurs and is continuing as a result, a holder of capital securities may institute a legal proceeding directly against us for enforcement of payment of the principal of or interest on debentures with a principal amount equal to the aggregate liquidation amount of the capital securities of the holder. In connection with a legal proceeding described in the previous sentence, we will have a right of set-off to the extent of any payment made by us to the holder of capital securities in the legal proceeding. Except as described in this prospectus supplement, holders of capital securities will not be able to exercise directly any other remedy available to the holders of the debentures or assert directly any other rights in respect of the debentures. By accepting the trust agreement, each holder of capital securities agrees to the provisions of the guarantee and the junior subordinated indenture.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the capital securities. It applies only to initial beneficial owners that acquire capital securities upon their original issuance at their original offering price and that hold capital securities as capital assets (generally, property held for investment) for tax purposes. This summary is based on current provisions of the Code, U.S. Treasury regulations promulgated thereunder, and published administrative and judicial interpretations, all as in effect as of the date hereof, and all of which are subject to change, possibly on a retroactive basis. This summary does not address U.S. federal estate, gift or other non-income tax consequences or the tax consequences arising under any state, local or foreign law. This summary does not address all of the U.S. federal income tax consequences that may be important to a particular beneficial owner in light of their individual circumstances, or to beneficial owners that are subject to special rules, such as:

•	dealers in securities or currencies;

•	traders in securities that elects to use a mark-to-market method of accounting for their securities holdings;

•	banks and other financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	partnerships or other entities classified as partnerships or flow-through entities for U.S. federal income tax purposes;

•	certain trusts and hybrid entities;

•	persons that own capital securities as part of a hedging, integrated or conversion transaction or as part of a straddle or other risk reduction transaction for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax; or

•	United States Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

As used herein, the term “United States Holder” means any beneficial owner of a capital security that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons (as described in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-United States Holder” means a beneficial owner of a capital security that is not a United States Holder or a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of capital securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities and tax treatment of the partnership. A beneficial owner of capital securities that is a partnership for U.S. federal income tax purposes and partners in such partnership, should consult their tax advisors with regard to the U.S. federal, state, local, foreign and other tax consequences of purchasing, owning and disposing of capital securities and debentures.

The debentures and the capital securities are novel financial instruments, and there is no clear statutory or judicial authority directly addressing their U.S. federal income tax treatment. We have not sought, and do not expect to seek, any rulings with respect to the U.S. federal income tax consequences to beneficial owners of the capital securities or the treatment of the debentures, and the opinion of our special tax counsel is not binding on the IRS. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, owning and disposing of the capital securities and the debentures, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of other U.S. federal, state, local, foreign or other tax laws, and the possible effects of changes in tax laws.

Classification of the Debentures

We will treat the debentures as our indebtedness for U.S. federal income tax purposes under current law, and each holder, by acceptance of a capital security, covenants to treat the debentures as indebtedness, and to treat the capital securities as evidence of ownership of an undivided interest in the debentures. In connection with the issuance of the debentures, Squire, Sanders & Dempsey L.L.P., special tax counsel to us and to the trust, will render its opinion generally to the effect that, although the matter is not free from doubt, under current law as of the date hereof and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the debentures held by the trust will be characterized as our indebtedness for U.S. federal income tax purposes.

However, no assurance can be given that the IRS, or a court will agree with the characterization of the debentures held by the trust as our indebtedness for U.S. federal income tax purposes. Holders of capital securities should consult their tax advisors regarding the tax consequences of acquiring, owning and disposing of capital securities, if the debentures are not classified as indebtedness. The remainder of this discussion assumes that the debentures will not be recharacterized as other than our indebtedness for U.S. federal income tax purposes.

Classification of BB&T Capital Trust IV

In the opinion of Squire, Sanders & Dempsey L.L.P., special tax counsel to us and to the trust, under current law as of the date hereof and assuming full compliance with the terms of the trust agreement, the indenture and other relevant documents, including representations we made, the trust will be classified for U.S. federal income tax purposes as a grantor trust and will not be classified for U.S. federal income tax purposes as a partnership or an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the debentures. Each holder will be required to include in its gross income all interest or original issue discount, which we refer to as OID, if any, paid or accrued and any gain recognized relating to its allocable share of the debentures.

However, no assurance can be given that the IRS will agree with the tax characterization of the trust as a grantor trust for U.S. federal income tax purposes. If the trust were treated other than as a grantor trust for U.S. federal income tax purposes (as a result of a change in law or otherwise), the trust could be subject to additional tax liability (such as corporate tax liability) which could under certain circumstances reduce the amount available for distributions to the holders of the capital securities and any such distributions could be taxable to such holders other than as interest (including as dividends). Except where specifically indicated, the remainder of this discussion assumes that the trust will qualify to be treated as a grantor trust for U.S. federal income tax purposes.

United States Holders

This subsection describes the tax consequences to a United States Holder (as defined above). If you are a non-United States Holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Interest Income and Original Issue Discount

Payments of stated interest generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued in accordance with the holder’s method of accounting. However, special rules apply with respect to debt instruments that are issued with OID.

Under applicable Treasury regulations relating to OID, a debt instrument will be deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest will not be timely paid. Because the exercise of our option to defer payments of stated interest on the debentures would prevent us from (i) declaring dividends, or engaging in certain other capital transactions, with respect to our capital stock, or (ii) making any payment of principal, interest or premium, if any, on, or to repay, repurchase or redeem any debt securities issued by us that rank equal with or junior to the debentures, we believe that the likelihood of our exercising our option to defer payments is “remote” within the meaning of the Treasury Regulations. Based on the foregoing, we intend to take the position that the debentures will not be deemed to be issued with OID at the time of their original issuance. Accordingly, each holder of capital securities should include in gross income that holder’s allocable share of interest on the debentures in accordance with that holder’s method of tax accounting.

The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be “remote,” on the date of issuance, the debentures would be treated as issued with OID at the time of issuance. Furthermore, if we were to exercise our option to defer the payment of interest on the debentures, the debentures would be treated as redeemed and reissued for OID purposes, and the sum of the remaining interest payments on the debentures would be treated as OID.

In the event that the option to defer any payment of interest was determined not to be “remote” or if we exercised that option, each holder of capital securities would be required to accrue and include OID in taxable income on an economic accrual basis before the receipt of the cash attributable to the interest (regardless of that United States Holder’s method of tax accounting), and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income OID even though neither we nor the trust make actual payments on the debentures, or on the capital securities, as the case may be, during a deferral period.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities.

Receipt of Debentures or Cash Upon Liquidation of the Trust

We may liquidate the trust at any time, in which case the debentures may be distributed to holders in exchange for the capital securities, as described under “Summary of Terms of the Capital Securities—Optional Liquidation of Trust and Distribution of Debentures to Holders.” Under current law (and assuming that the treatment of that trust as a grantor trust for U.S. federal income tax purposes is respected), that distribution, for U.S. federal income tax purposes, would be treated as a non-taxable event to each applicable United States Holder, and each applicable United States Holder would have an aggregate tax basis in the debentures equal to that holder’s aggregate tax basis in its capital securities. A United States Holder’s holding period in the debentures received in liquidation of the trust would include the period during which the capital securities were held by that holder.

If, however, the trust were treated as an association taxable as a corporation rather than as a grantor trust (as a result of a change in law or otherwise), the distribution could constitute a taxable event to the trust and to each United States Holder of the capital securities, and the United States Holder’s holding period in the debentures could begin on the date of the distribution.

Under the circumstances described in this prospectus supplement, the debentures may be redeemed by us for cash and the proceeds of that redemption distributed by each trust to holders in redemption of their capital securities. Under current law, that redemption of the debentures would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed debentures. Accordingly, a United States Holder would recognize gain or loss as if it had sold those redeemed debentures for cash. See “Summary of Terms of the Capital Securities—Redemption.”

Dispositions of Capital Securities

A United States Holder that sells, exchanges, redeems or otherwise disposes (collectively, a “disposition”) of capital securities will be considered to have disposed of all or part of its ratable share of the debentures. That United States Holder will generally recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the disposition of those capital securities. Assuming that we do not exercise our option to defer payments of interest on the debentures and that the debentures are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the debentures are deemed to be issued with OID, or if we exercise our option to defer payments of stated interest on the debentures a United States Holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the debentures were deemed to be issued with OID. Gain or loss on the disposition of capital securities generally will be a capital gain or loss, and generally will be long-term capital gain or loss if the capital securities have been held for more than one year, except a portion of a United States Holder’s proceeds from the disposition will be required to be treated as ordinary income for U.S. federal income tax purposes in an amount equal to the accrued but unpaid interest relating to that United States Holder’s ratable share of the debentures through the date of the sale.

If we were to exercise our option to defer payment of interest on the debentures, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying debentures. In the event of that deferral, a United States Holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the debentures to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying debentures deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Generally, income on the capital securities will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to establish an exemption from backup withholding tax. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the capital securities. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s U.S. federal income tax liability (or refund) provided the required information is timely furnished to the IRS.

Non-United States Holders

This subsection describes the tax consequences to a non-United States Holder (as defined above). If you are a United States Holder, this subsection does not apply to you and you should refer to “—United States Holders” above. The rules governing U.S. federal income taxation of a beneficial owner of capital securities that is a non-United States Holder are complex and the following discussion is a summary of those rules. Non-United States Holders should consult with their own tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as treaties, with regard to an investment in the capital securities.

Interest Income

Assuming that the debentures will be respected as indebtedness of BB&T, and subject to the discussion concerning backup withholding tax below, under current U.S. federal income tax law, no withholding of U.S. federal income tax will apply to an interest payment on a capital security to a non-United States Holder if the interest qualifies for the “portfolio interest exemption.” The interest will qualify for the “portfolio interest exemption” provided that:

•	that payment is not effectively connected with the non-United States Holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

•

the non-United States Holder is not a bank which acquired the capital securities in consideration for an extension of credit made pursuant to a loan agreement enter into in the ordinary course of business; and

•	the non-United States Holder appropriately certifies its status as a non-U.S. person (as described below).

The certification requirement generally will be satisfied if the non-United States Holder provides us or our paying agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-United States Holder and stating, among other things, that the non-United States Holder is not a U.S. person. If the non-United States Holder holds its capital securities through a financial institution or other agent acting on the holder’s behalf, the non-United States Holder will be required to provide appropriate documentation to that agent, and that agent will then be required to provide appropriate documentation to us or our paying agent (either directly or through other intermediaries). For payments made to foreign partnerships and certain other pass-through entities, the certification requirement will generally apply to the partners or other interest holders rather than the partnership or other pass-through entity. We may be required to report annually to the IRS and to each non-United States Holder the amount of interest paid to, and the tax withheld, if any, with respect to each non-United States Holder. Prospective non-United States Holders should consult their tax advisors regarding alternative methods for satisfying the certification requirement.

If a non-United States Holder cannot satisfy the requirements of the portfolio interest exemption described above, interest payments on the capital securities (including payments in respect of OID, if any, on the capital securities) made to a non-United States Holder will generally be subject to a 30% U.S. federal withholding tax, unless another exemption or a reduced withholding rate applies. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a non-United States Holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN (or suitable substitute or successor form) claiming the benefit of the applicable tax treaty. Alternatively, an exemption applies if the interest is U.S. trade or business income and the non-United States Holder provides an appropriate statement to that effect on a properly executed IRS Form W-8ECI (or suitable substitute or successor form). In the latter case, such non-United States Holder generally will be subject to U.S. federal income tax with respect to all income from the notes in the same manner as United States Holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, a non-United States Holder that is a corporation may be subject to a branch profits tax with respect to any such U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

If, contrary to the opinion of our special tax counsel, debentures held by the trust were recharacterized as equity of BB&T, payments on those debentures would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Dispositions of Capital Securities

A non-United States Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange, retirement or other disposition of the capital securities unless:

•

that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States);

•

the non-United States Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met;

•	the non-United States Holder is subject to tax pursuant to the provisions of the Code applicable to certain U.S. expatriates.

If the first exception applies, the non-United States Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as United States Holders, as described above, unless an applicable income tax treaty provides otherwise. If the second exception applies, the non-United States Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed capital losses allocable to U.S. sources. Additionally, non-United States Holders that are corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Information Reporting and Backup Withholding

In general, backup withholding and information reporting will not apply to a distribution on a capital security to a non-United States Holder, or to proceeds from the disposition of a capital security by a non-United States Holder, in each case, if the holder satisfies the certification requirements described under “—Interest Income” above and neither we nor our paying agent nor an intermediary knows or has reason to know that the holder is not entitled to an exemption from backup withholding or information reporting. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s U.S. federal income tax liability (or a refund) provided the required information is timely furnished to the IRS. In general, if a capital security is not held through a qualified intermediary, the amount of payments made on that capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS. Prospective non-United States Holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES AND DEBENTURES, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL NON-INCOME, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS (AND ANY PROPOSED CHANGES IN APPLICABLE LAW).

ERISA CONSIDERATIONS

The summary set forth below is based on the provisions of ERISA, and the Code, and the related regulations and administrative and judicial interpretations as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the provisions summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to the provisions of Part 4 of Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and plans maintained for self-employed individuals, (c) any entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity (each plan and entity described in (a), (b) and this (c) being a “Plan”) and on (d) persons who have certain relationships to any such Plan, which are defined in ERISA and the Code (each such person being a “party in interest’ under ERISA and a “disqualified person” under the Code). ERISA also imposes duties on a person who is a fiduciary with respect to a Plan which is subject to ERISA and makes any such person liable for a violation of such duty, and ERISA and the Code prohibit certain transactions between a Plan and a party in interest or a disqualified person with respect to such Plan and can impose sanctions on any party in interest or disqualified person who engages in any such transactions.

Specifically, ERISA imposes certain duties on persons (including individuals and entities) who are fiduciaries of a Plan. Under ERISA, any person who exercises any discretionary authority or control over the administration of such Plan, or who renders investment advice for a fee or other compensation to such a Plan, generally is considered to be a fiduciary of the Plan. A Plan may purchase the capital securities subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or similar laws applicable to investments by the Plan. In considering an investment of Plan assets in the capital securities, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provision of ERISA, the Code or any similar law relating to a fiduciary’s duties.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving Plan assets with any party in interest or disqualified person, unless an exemption is available. We (the obligor with respect to the debentures held by the trust) and our affiliates and the property trustee may be a party in interest or a disqualified person with respect to a Plan which purchases or holds the capital securities. A prohibited transaction under ERISA and the Code includes a direct or indirect sale or exchange, or leasing, of any property between the Plan and a party in interest or a disqualified person with respect to such Plan. In addition, a prohibited transaction may occur in connection with a direct or indirect loan or other extension of credit between a Plan and a party in interest or a disqualified person with respect to such Plan.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but these plans may be subject to other laws that contain fiduciary and prohibited transaction provisions similar to those under Similar Laws.

A purchase or holding of the capital securities by a Plan may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such capital securities are acquired pursuant to and in accordance with an applicable class prohibited transaction exemption, such as Prohibited Transaction Class Exemption, or PTCE, 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager).

In addition, Section 408(b)(17) of ERISA provides an exemption for transactions between a Plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the Plan (or by reason of a relationship to such a service provider), if, in connection with the transaction, the Plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Each purchaser and/or holder (including without limitation any transferee) of the capital securities will be deemed to have represented by its purchase or holding thereof that (a) it is not a Plan or a governmental, church or foreign plan subject to similar laws, or a plan asset entity and it is not purchasing or holding such securities on behalf of or with “plan assets” or any such Plan or governmental, church, or foreign plan or, (b) such purchase or holding does not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws without regard to the availability of any prohibited transaction exemption or (c) such purchase or holding does not constitute a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws, because a prohibited transaction exemption is available with respect to such transactions and the conditions of such exemption have been satisfied with respect to such purchase or holding.

In addition, a Plan fiduciary considering the purchase or holding of capital securities should be aware that the assets of the trust may be considered “plan assets” of the Plan under ERISA if a Plan makes an “equity” investment in the trust unless either participation in the trust by “benefit plan investors” is not significant or the capital securities meet the conditions for the “publicly offered security” exception to the Department of Labor’s plan asset regulations as set forth in 29 CFR § 2510.3-101. An “equity interest” is defined under the plan assets regulations as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in the trust. No assurance can be made that benefit-plan-investor participation in the trust will satisfy the “insignificant participation” exception to the Department of Labor’s plan asset regulations, and no monitoring or other measures will be taken regarding the satisfaction of the conditions to such exception. The “publicly offered security” exception (in relevant part) requires that the capital securities (i) be freely transferable, (ii) be a part of a class of securities that is widely held and (iii) be sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and be registered under the Exchange Act, within the time period prescribed in the Department of Labor’s plan asset regulations. The capital securities will be sold pursuant to an effective registration statement under the Securities Act of 1933, as amended, but the capital securities will not be registered under the Exchange Act. Also, the capital securities are not intended to be listed on the New York Stock Exchange or any other securities exchange and prior to this offering there has been no public market for the capital securities. Accordingly, it is unlikely that the capital securities will satisfy the conditions to the “publicly offered security” exemption.

If the assets of the trust were deemed to be “plan assets,” then an investing Plan’s assets could be considered to include an undivided interest in the debentures held by the trust. Persons providing services to the trust could become parties in interest with respect to an investing plan and could be governed by the fiduciary responsibility provisions of Title I or ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving the trust assets. In this regard, if the person or persons with discretionary responsibilities over the debentures or the guarantee were affiliated with us, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing plans and affect the exercise of their best judgment as fiduciaries). In order to reduce the likelihood of any such prohibited transaction, any plan that acquires capital securities will be deemed to have (i) directed the trust to invest in the debentures, and (ii) appointed the trustees.

The sale of the capital securities shall not be deemed a representation by us that this investment meets all relevant legal requirements with respect to any Plan. Purchasers of the capital securities have the exclusive responsibility for ensuring that their purchase and holding of the securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code (or in the case of a governmental, church or foreign plan, any similar law). Each Plan or governmental, church or foreign plan should consult is own ERISA and tax advisors and/or counsel regarding the consequences of an investment in the capital securities or any interest therein.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated June 5, 2007, the trust has agreed to sell to the underwriters named below, for whom BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (“BB&T Capital Markets”), Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. are acting as representatives, the following capital securities:

Underwriters	Liquidation Amount of Capital Securities
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	$270,000,000
Credit Suisse Securities (USA) LLC	240,000,000
J.P. Morgan Securities Inc.	90,000,000

Total	$600,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the capital securities if any are purchased.

The underwriters propose to offer the capital securities initially at the public offering price on the cover page of this prospectus supplement. The underwriters may offer the capital securities to selected dealers at the public offering price minus a selling concession of up to $6.00 per capital security. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to $2.50 per capital security to certain other dealers. After the initial public offering the underwriters may change the public offering price and any other selling items.

In view of the fact that the proceeds of the sale of the capital securities will ultimately be used to purchase our debentures, the underwriting agreement provides that we will pay compensation directly to the underwriters. The following table summarizes the compensation to be paid to the underwriters by us.

	Per Capital Security	Aggregate Discount
Underwriting Discounts and Commissions paid by BB&T Corporation	$10.00	$6,000,000

Not including compensation paid to the underwriters by us, our offering expenses are estimated to be approximately $750,000. The underwriters have agreed to reimburse us for certain of these offering expenses.

The capital securities are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the capital securities. However, they are not obligated to do so and may discontinue making a secondary market for the capital securities at any time without notice. No assurance can be given as to how liquid the trading market for the capital securities will be. We do not intend to apply for listing of the capital securities on any securities exchange or for inclusion of the capital securities in any automated quotation system.

We and the trust have agreed that we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any securities of the trust that are substantially similar to the capital securities, without, in each case, the prior written consent of the representatives for a period ending the business day after the date on which the capital securities will be delivered.

We and the trust have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	The underwriters may close out any short position by purchasing capital securities in the open market.

•

Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters hold a naked short position, that position can only be closed out by buying capital securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the capital securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the capital securities originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the capital securities or preventing or retarding a decline in the market price of the capital securities. As a result the price of the capital securities may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

It is expected that delivery of the capital securities will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the 5th business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on any date prior to the third business day before delivery will be required, by virtue of the fact that the capital securities initially will settle on the fifth business day following the day of pricing (“T+ 5”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time,

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of capital securities to the public” in relation to any capital securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the capital securities to be offered so as to enable an investor to decide to purchase or subscribe the capital securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Investors in The United Kingdom

Each of the underwriters severally represents, warrants and agrees as follows:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the capital securities in, from or otherwise involving the United Kingdom.

Notice to Residents of Japan

The underwriters will not offer or sell any of the capital securities directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Residents of Hong Kong

The underwriters and each of their affiliates have not (i) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, the capital securities other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to the capital securities which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to capital securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance or any rules made under that Ordinance. The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

Notice to Residents of Singapore

This prospectus supplement or any other offering material relating to the capital securities has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the capital securities will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly the capital securities may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus supplement or any other offering material relating to the capital securities be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Notice to Residents of Germany

Each person who is in possession of this prospectus supplement is aware of the fact that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to the capital securities. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in (offentliches Angebot) within the meaning of the Act with respect to any of the capital securities otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.

Notice to Residents of France

The capital securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, the underwriters have not offered or sold and will not offer or sell, directly or indirectly, any of the capital securities to the public in the Republic of France, and that the underwriters have not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus supplement or any other offering material relating to the capital securities, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated 1st October, 1998.

Notice to Residents of The Netherlands

The capital securities may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”), provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of the capital securities is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of the capital securities, and this prospectus supplement or any other offering material relating to the capital securities may not be considered an offer or the prospect of an offer to sell or exchange the capital securities.

NASD Compliance

BB&T Capital Markets is a wholly owned subsidiary of BB&T. Therefore, offers and sales of the capital securities as described in this prospectus supplement will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers (the “NASD”) regarding the offer and sale of securities of an affiliate. The underwriting arrangements for this offering also comply with Rule 2810 of the Conduct Rules of the NASD.

In accordance with these rules, no member of the NASD participating in the underwriting will be permitted to confirm sales to accounts over which it exercises discretionary authority without prior specific written approval of the customer.

In recommending to an investor the purchase of the capital securities, the underwriters shall:

•

have reasonable grounds to believe, on the basis of information obtained from the investor concerning its investment objectives, other investments, financial situation and needs, and any other information known by such underwriter, that:

•

the investor is or will be in a financial position appropriate to enable it to realize to a significant extent the benefits described in this prospectus supplement, including any tax benefits discussed in this prospectus supplement,

•	the investor has a fair market net worth sufficient to sustain the risks inherent in the capital securities, including loss of investment and lack of liquidity, and

•	the capital securities are otherwise suitable for the investor, and

•	maintain in the files of such underwriter documents disclosing the basis upon which the determination of suitability was reached as to each investor.

Other Matters

To the extent permitted by applicable law and regulations, BB&T Capital Markets may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the capital securities in market-making transactions, at negotiated prices related to the prevailing market price at the time of sale or otherwise. BB&T Capital Markets may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties. BB&T Capital Markets may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both.

The underwriters and their affiliates, from time to time, may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including banking, financial advisory, insurance and investing banking services, for BB&T and its subsidiaries for which they receive customary fees and expenses.

The underwriters may make copies of this prospectus supplement and the accompanying prospectus available over the Internet to certain customers through their respective websites and one or more of the underwriters participating in this offering may distribute the prospectus supplement and the accompanying prospectus electronically. The underwriters expect to allocate a portion of the securities for sale to qualified brokerage account holders. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on any such website is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved or endorsed by us or the underwriters in such capacity and should not be relied on by prospective investors.

LEGAL MATTERS

Certain legal matters will be passed upon for BB&T by M. Patricia Oliver, Esq., Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T and Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio, and for the underwriters by Troutman Sanders LLP, Richmond, Virginia, which also represents us in other matters from time to time. Certain matters of Delaware law relating to the trust will be passed upon for BB&T and the trust by Richards, Layton & Finger, P.A. Ms. Oliver, Squire, Sanders & Dempsey L.L.P. and Troutman Sanders LLP will rely upon the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Ms. Oliver will rely upon the opinion of Squire, Sanders & Dempsey L.L.P. as to matters of New York law and Troutman Sanders LLP will rely upon the opinion of Ms. Oliver as to matters of North Carolina law. Ms. Oliver owns shares of BB&T’s common stock and holds options to purchase additional shares of BB&T’s common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of BB&T incorporated in this prospectus supplement by reference to BB&T’s Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

BB&T CORPORATION

Junior Subordinated Debentures

BB&T CAPITAL TRUST II

BB&T CAPITAL TRUST III

BB&T CAPITAL TRUST IV

Trust Preferred Securities

Fully and Unconditionally

Guaranteed By BB&T Corporation

The Trusts:

Each trust is a Delaware statutory trust. The trusts may from time to time:

•	sell trust preferred securities representing undivided beneficial interests in the trusts to the public;

•	sell common securities representing undivided beneficial interests in the trusts to BB&T Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of BB&T Corporation; and

•	distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the trust preferred and common securities.

Distributions:

For each trust preferred security that you own, you will receive cumulative cash distributions at a rate set forth in the applicable prospectus supplement or pricing supplement based upon the liquidation amount of the trust preferred security. The liquidation amount per trust preferred security will be set forth in the applicable prospectus supplement or pricing supplement. We refer to the common securities, together with the trust preferred securities, as the “trust securities”.

BB&T Corporation:

BB&T Corporation will fully and unconditionally guarantee the payment by the trusts of the trust securities to the extent described in this prospectus and the applicable prospectus supplement or pricing supplement, if any. This is called the “trust securities guarantee”.

We will offer the securities under this prospectus in amounts, at prices and on terms to be determined by market conditions at the time of the offering.

We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest in the securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities involve investment risks, including possible loss of principal.

The offered securities may be offered and sold directly by us or through one or more underwriters or agents. Supplements to this prospectus will set forth the terms of sale of the offered securities and the identity of any underwriter or agent. Any underwriter, dealer or agent participating in any offering of the offered securities may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2007.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	an accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or a pricing supplement. You should read this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “BB&T,” “we,” “us,” “our” or similar references mean BB&T Corporation.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register, among other securities, the offer and sale of securities offered by this prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may inspect and obtain copies of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information filed with the SEC after the date of this prospectus will automatically update and supersede this information. The following documents filed with the SEC are incorporated by reference:

(1) annual report on Form 10-K for the year ended December 31, 2006;

(2) quarterly report on Form 10-Q for the quarter ended March 31, 2007; and

(3) current reports on Form 8-K filed on April 24, 2007 (under Item 8.01) and May 1, 2007 (under Items 8.01 and 9.01).

Future filings we make with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements, are incorporated by reference in this prospectus (other than information in such future filings deemed, under SEC rules, not to have been filed with the SEC) until we complete the offering of the securities.

We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Investor Relations, Telephone: (336) 733-3058.

No separate financial statements of the trusts are included in this prospectus. BB&T and the trusts do not consider that such financial statements would be material to holders of trust preferred securities because the trusts are special purpose entities, have no operating history or independent operations and are not engaged in, and do not propose to engage in, any activity other than holding as trust assets the corresponding junior subordinated debentures of BB&T and issuing the trust securities. Furthermore, taken together, BB&T’s obligations under each series of corresponding junior subordinated debentures, the junior indenture pursuant to which the corresponding junior subordinated debentures will be issued, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities of the trusts. For a more detailed discussion see “The Trusts”, “Description of Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures”, “Description of Trust Preferred Securities” and “Description of Guarantees.” In addition, we do not expect that the trusts will be filing reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither we nor the trusts have authorized anyone to give any information or make any representation about us that is different from, or in addition to, the representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of our management and on the information available to our management at the time these disclosures were prepared. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following possibilities:

•	competitive pressures among depository and other financial institutions may increase significantly;

•	changes in the interest rate environment may reduce net interest margins and/or the volumes and values of loans made or held as well as the value of other financial assets we hold;

•

general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services;

•	legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged;

•	local, state or federal taxing authorities may take tax positions that are adverse to us;

•	adverse changes may occur in the securities markets;

•	our competitors may have greater financial resources and develop products that enable them to compete more successfully than we are able to;

•	costs or difficulties related to the integration of our businesses with those of our merger partners may be greater than expected;

•	expected cost savings associated with completed or pending mergers may not be fully realized or realized within the expected time frames; and

•	deposit attrition, customer loss or revenue loss following completed or pending mergers may be greater than expected.

BB&T CORPORATION

We are a financial holding company headquartered in Winston-Salem, North Carolina. We conduct our business operations primarily through our commercial bank subsidiary, Branch Banking and Trust Company (“Branch Bank”), which has offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. In addition, our operations consist of several nonbank subsidiaries, which offer financial services products. Substantially all of the loans by our bank and nonbank subsidiaries are to businesses and individuals in these market areas. Our principal assets are all of the issued and outstanding shares of common stock of Branch Bank and our other subsidiaries. As of March 31, 2007, we had consolidated total assets of $121.7 billion, consolidated net loans of $83.8 billion, consolidated deposits of $79.8 billion and consolidated shareholders’ equity of $11.7 billion.

Branch Bank provides a wide range of banking and trust services for retail and commercial clients in its geographic markets including small and mid-size businesses, public agencies, local government and individuals. Branch Bank also markets trust services and a wide range of deposit services to individuals and businesses. Branch Bank and its operating subsidiaries offer, among other services, lease financing to businesses and municipal governments; factoring; discount brokerage services and sales of annuities and mutual funds; life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation; insurance premium financing; arranging permanent financing for commercial real estate and providing loan servicing for third-party investors; and direct consumer finance loans to individuals. Our direct nonbank subsidiaries provide a variety of financial services, including automobile lending, equipment financing, payroll processing, asset management, full-service securities brokerage and capital markets services.

Our executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101, and our telephone number is (336) 733-2000.

THE TRUSTS

Each trust is a statutory trust formed under Delaware law pursuant to separate trust agreements signed by BB&T, as depositor of the trusts, the property trustee, the Delaware trustee and the administrative trustees (each as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each trust will be amended and restated in its entirety (as so amended and restated, the “trust agreements”) prior to the issuance of trust preferred securities by the trusts. The trust agreement of each trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

The trusts exist for the exclusive purposes of:

•	issuing the trust preferred securities and common securities representing undivided beneficial interests in the assets of the trusts;

•	investing the gross proceeds of the trust preferred securities and the common securities, together the “trust securities,” in junior subordinated debentures issued by BB&T; and

•	engaging in only those activities necessary or incidental thereto.

All of the common securities will be directly or indirectly owned by us. The common securities of each trust will rank equally, and payments will be made pro rata, with the trust preferred securities of the trust, except that upon an event of default under the applicable trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities in an aggregate liquidation amount of $10,000.

Each trust’s business and affairs will be conducted by its trustees, each appointed by BB&T as holder of the common securities. The trustees of each trust will be U.S. Bank National Association, a national banking association, as the property trustee (the “property trustee”), Wilmington Trust Company, as the Delaware trustee (the “Delaware trustee”), and two individual trustees (the “administrative trustees”) who are employees or officers of, or affiliated with, BB&T. U.S. Bank National Association, as property trustee, will act as sole trustee under the applicable trust agreement for purposes of compliance with the Trust Indenture Act. U.S. Bank National Association also will act as trustee under the guarantees and the junior subordinated indenture. See “Description of Guarantees” and “Description of Junior Subordinated Debentures.”

The holder of the common securities of each trust, or the holders of a majority in liquidation amount of each trust’s trust preferred securities if an event of default under the applicable trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the trusts have a term of approximately 50 years, but may be terminated earlier as provided in the trust agreements.

BB&T will pay all fees and expenses related to the trusts and the offering of trust securities.

The principal executive office of each trust is c/o BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101, telephone number (336) 733-2000.

REASON FOR TRANSACTION

The trusts will not be consolidated on our balance sheet as a result of accounting changes reflected in Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003. For financial reporting purposes, BB&T will treat each trust and treats BB&T Capital Trust I, an existing trust that owns junior subordinated debentures issued by BB&T, as an unconsolidated subsidiary and report the aggregate principal amount of the junior subordinated debentures BB&T issues to the various trusts as liabilities, record the assets related to the cash and common securities received from the trusts in BB&T’s consolidated balance sheet and report interest payable on the junior subordinated debentures as an interest expense in BB&T’s consolidated statements of operations.

BB&T expects to treat the trust preferred securities described in this prospectus as “Tier 1 capital” under the risk-based capital guidelines of the Board of Governors of the Federal Reserve System (together with the Federal Reserve Bank of Richmond or any other Federal Reserve Bank having jurisdiction over BB&T, the “Federal Reserve”) applicable to bank holding companies. Under those capital guidelines trust preferred securities are a “restricted core capital element” that, together with other instruments that are restricted core capital elements, are limited to 25% of BB&T’s total Tier 1 capital.

USE OF PROCEEDS

Each trust will use the proceeds from the sale of the trust preferred securities to acquire junior subordinated debentures issued by BB&T. BB&T intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes unless otherwise indicated in the prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing shares of our common stock, acquisitions of other companies, and extending credit to, or funding investments in, our subsidiaries and such other purposes indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any of the trust’s securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The consolidated ratios of earnings to fixed charges for BB&T and its subsidiaries for the periods indicated below were as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Earnings to fixed charges:
Including interest on deposits	1.67x	1.96x	1.76x	2.22x	2.88x	2.24x	2.05x
Excluding interest on deposits	3.06x	3.77x	3.25x	4.17x	5.62x	3.94x	3.52x

For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effects of changes in accounting principles plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest, one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs.

As of the date of this prospectus, we have no preferred stock outstanding.

REGULATORY CONSIDERATIONS

As a financial holding company, BB&T is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the examination and reporting requirements of the Board of Governors of the Federal Reserve System. For a discussion of the material elements of the regulatory framework applicable to financial holding companies and their subsidiaries and specific information relevant to BB&T, please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2006, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of account holders. As a result of this regulatory framework, our results may be affected by actions of the Federal Reserve, the Federal Deposit Insurance Corporation (which insures the deposits of Branch Bank within certain limits and regulates Branch Bank) and the SEC (which regulates the activities of certain subsidiaries engaged in the securities and/or investment advisory business). In addition, Branch Bank is subject to regulation by state banking authorities.

Depositary institutions, like Branch Bank, also are affected by various federal laws, including those relating to consumer protection. In addition, BB&T has other financial services subsidiaries that are regulated, supervised and examined by the Federal Reserve and other state and federal regulatory agencies and self-regulatory organizations. BB&T’s insurance subsidiaries are regulated, supervised and examined by various state insurance authorities.

Changes to federal laws and regulations as well as to the laws and regulations in the states where we and our subsidiaries do business can affect the operating environment of our financial holding company and its subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

We may issue junior subordinated debentures from time to time in one or more series under a junior subordinated indenture, as supplemented from time to time, the “junior subordinated indenture,” between us and U.S. Bank National Association, a national banking association, as trustee (the “debenture trustee”). The junior subordinated indenture will be qualified under the Trust Indenture Act, and terms of the junior subordinated debentures will include those stated in the junior subordinated indenture and those made part of the junior subordinated indenture by reference to the Trust Indenture Act.

Set forth below is a description of the general terms of the junior subordinated debentures in which each trust will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement and, if necessary, the pricing supplement, relating to the particular trust preferred securities being offered.

We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See “Subordination.” Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures that may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. Because we are a holding company, our rights and the rights of our creditors, including the holders of the junior subordinated debentures, to participate in the assets of any of our subsidiaries upon a subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise provided in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

The applicable prospectus supplement or pricing supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

•	any fixed or variable interest rate or rates per annum;

•

the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•

any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to any debt securities of the series;

•

any additions or changes to the junior subordinated indenture necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of such temporary global security for definitive junior subordinated debentures;

•	whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of BB&T or a holder to convert or exchange the junior subordinated debentures into trust preferred securities; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement or pricing supplement.

If a prospectus supplement or pricing supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, such prospectus supplement or pricing supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special United States federal income tax, accounting and other considerations will be described in the applicable prospectus supplement or pricing supplement.

Additional Interest

If at any time a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other taxing authority, then we will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Denominations, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, we will issue the junior subordinated debentures in registered form only, without coupons. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement or pricing supplement refers to any transfer agent, in addition to the securities registrar initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment of such series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Branch Bank as an office where the transfer of the registered securities may be registered.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption and ending at the close of business on the day of mailing of notice of redemption; or

•

transfer or exchange any junior subordinated debentures so selected for redemption except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in the City of New York or at the office of any paying agent that we may designate from time to time. However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Branch Bank as an additional paying agent.

Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request and subject to applicable escheat law, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment as a general unsecured creditor.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement and, if necessary, such pricing supplement. Such deferral, however, may not extend beyond the stated maturity of such series of junior subordinated debentures. Certain United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, the junior subordinated debentures will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve (if required), redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement and, if necessary, the applicable pricing supplement, will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, the redemption price for any junior subordinated debenture so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

Except as otherwise specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures or an investment company event or capital treatment event (each as defined below) shall occur and be continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve (if required), redeem such series of junior subordinated debentures in whole, but not in part, at any time within 90 days following of the occurrence of such tax event, investment company event or capital treatment event, at a redemption price equal to 100% of the principal amount of such junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

Unless specified otherwise in the applicable prospectus supplement or pricing supplement, “tax event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such trust preferred securities, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures, (ii) interest payable by BB&T on such series of corresponding junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by BB&T, in whole or in part, for United States federal income tax purposes, or (iii) the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Unless specified otherwise in the applicable prospectus supplement or pricing supplement, “investment company event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the trust preferred securities.

Unless specified otherwise in the applicable prospectus supplement or pricing supplement, “capital treatment event” means our reasonable determination that, as a result of any amendment to, or changes in (including any proposed change), the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the trust preferred securities under the applicable trust agreement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the trust preferred securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to us.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on such junior subordinated debentures or portions thereof called for redemption.

Restrictions on Certain Payments

If junior subordinated debentures are issued to a trust or the trustee of a trust in connection with the issuance of trust securities by the trust and:

•

there shall have occurred and be continuing an event of default with respect to the junior subordinated debentures of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	we shall be in default relating to our payment of any obligations under the guarantee; or

•

we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing; then we shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock or make any guarantee payment with respect thereto other than:

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employee benefit plans or any other contractual obligation, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

•	as a result of an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•

any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•

any dividend in the form of stock, warrants, options or other rights where such stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; and

we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debentures.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture provides that we may not consolidate with, or merge into, any other corporation or convey or transfer our properties and assets substantially as an entirety unless:

•	the successor entity is a corporation, partnership or trust organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

•

after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the junior subordinated indenture; and

•	certain other conditions as prescribed by the junior subordinated indenture are met.

The covenants contained in the indenture would not necessarily protect holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debentures:

•	default in the payment of the principal of, or premium, if any, on, any junior subordinated debentures at maturity;

•	default for 30 days in the payment of any installment of interest (not otherwise subject to a deferral during an extension period) on any junior subordinated debentures;

•	default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debentures;

•	default in the payment of interest for ten or more consecutive semi-annual periods; and

•	specified events of bankruptcy, insolvency or reorganization of BB&T.

We use the term “debenture event of default” to refer to the events of default described above with respect to a corresponding series of junior subordinated debentures.

If an event of default under the junior subordinated indenture shall occur due to a default in the payment of interest for ten or more consecutive semi-annual periods and be continuing, either the debenture trustee or the holders of not less than 25 percent in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately. If the holders of junior subordinated debentures fail to make such declaration, the holders of at least 25 percent in aggregate liquidation amount of the related trust preferred securities shall have such right. If an event of default under the junior subordinated debentures shall occur due to bankruptcy, insolvency or reorganization of BB&T, the principal amount of the junior subordinated debentures shall automatically and without any declaration or other action on the part of the debenture trustee or any holder, become due and payable.

The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul such declaration and waive such default, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have such right.

The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may waive any default, except a default in payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee, or a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. If the holders of junior subordinated debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have the right to waive such default.

The holders of a majority in principal amount of the junior subordinated debentures of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

We are required to furnish to the debenture trustee an annual statement as to the performance of our obligations under the junior subordinated indenture and as to any default in such performance.

If a debenture event of default shall have occurred due to a default in the payment of interest for ten or more consecutive semi-annual periods and be continuing at a time when the junior subordinated debentures are owned by a trust, the property trustee will have the right to declare the principal of, and the interest on, the corresponding junior subordinated debentures and any other amounts payable under the junior subordinated indenture, to be due and payable, and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

The junior subordinated debentures of a series will be subject to acceleration only as described above in connection with (i) a default in the payment of interest for ten or more consecutive semi-annual periods or (ii) specified events of bankruptcy, insolvency or reorganization of BB&T. If any other debenture event of default occurs as to a series of junior subordinated debentures, holders of the junior subordinated debentures or the debenture trustee on their behalf may seek to enforce the rights of holders of the junior subordinated debentures of the related series but may not declare the principal of the junior subordinated debentures of that series to be due and payable.

Distribution of the Junior Subordinated Debentures

As will be more fully outlined in the applicable prospectus supplement or pricing supplement in connection with circumstances involving the dissolution of a trust (provided that any required regulatory approval is obtained), junior subordinated debentures will be distributed to the holders of the trust securities in liquidation of that trust. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

From time to time we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•	evidencing the succession of another entity to BB&T;

•	conveying, transferring, assigning, mortgaging or pledging any property to or with the debenture trustee or surrendering any right or power conferred upon BB&T in the junior subordinated indenture;

•	adding to the covenants of BB&T for the benefit of other holders of all or any series of securities;

•	adding any additional events of default for the benefit of other holders of all or any series of securities;

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the rights of the holders of the junior subordinated debentures or the related trust preferred securities;

•

evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the securities of one or more series and adding to or changing any of the provisions of the indenture as shall be necessary to provide for, or facilitate the administration of, a trust under the indenture by more than one trustee;

•	qualifying the junior subordinated indenture under the Trust Indenture Act; and

•

changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall not apply to any outstanding securities, or shall become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision.

We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the outstanding junior subordinated debentures. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected thereby:

•	modify the payment terms of the junior subordinated debentures; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by us with any covenant or past default.

If the junior subordinated debentures are held by a trust or the trustee of a trust, no modification may be made that adversely affects the holders of the related trust preferred securities, no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of trust preferred securities of the trust. If the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related trust preferred securities.

In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and such event of default is the result of our failure to pay interest or principal on the corresponding junior subordinated debentures when due, a holder of related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the trust preferred securities outstanding. If such right is removed, the applicable trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off any payment made by us to such holder of trust preferred securities in connection with any such direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph unless there shall have been an event of default under the applicable trust agreement. See “Description of Trust Preferred Securities—Events of Default; Notice.”

Defeasance and Discharge

The junior subordinated indenture provides that when:

•

all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year;

•	we deposit with the debenture trustee, in trust, funds sufficient to pay all the principal of, and interest and premium, if any, on the junior subordinated debentures when such payments are due;

•	we have paid all other sums payable under the indenture by us; and

•

we have delivered to the debenture trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture have been complied with;

then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

The junior subordinated debentures of a series may be convertible or exchangeable into junior subordinated debentures of another series or into trust preferred securities of another series, on the terms provided in the applicable prospectus supplement or pricing supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

Subordination

The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below unless specified otherwise in the applicable prospectus supplement or pricing supplement) to the extent provided therein. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of, and premium and interest, if any, on, such senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of, and premium and interest, if any, on, the junior subordinated debentures. However, holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of our business.

In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of, or premium or interest, if any, on, the junior subordinated debentures. However, the holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of BB&T’s business.

No payments on accounts of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding is pending with respect to any such default.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•

every obligation of such person issued or assumed as the deferred purchase price of property or services, other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of such person;

•	every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

Unless specified otherwise in the applicable prospectus supplement or pricing supplement, “senior indebtedness” means the principal of, and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding, on, debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures, other than:

•	any debt of BB&T which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code (11 U.S.C. §§ 101-1330), was without recourse to BB&T;

•	any debt of BB&T to any of its subsidiaries;

•	any debt to any of our employees;

•	any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business; and

•	any other debt securities issued pursuant to the junior subordinated indenture.

The junior subordinated indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

The junior subordinated indenture provides that any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to issuance. Any such change would be described in the applicable prospectus supplement or pricing supplement.

Governing Law

The junior subordinated indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Debenture Trustee

The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured it.

Corresponding Junior Subordinated Debentures

BB&T may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities, the “corresponding junior subordinated debentures.” In each such instance, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds thereof and the consideration paid by us for the common securities in the series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related trust preferred securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture events of default as described under “—Modification of Junior Subordinated Indenture,” “—Events of Default, Waiver and Notice” and “—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, if a tax event relating to a trust shall occur and be continuing, we may, at our option and subject to prior approval of the Federal Reserve (if required), redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debentures are then redeemable at our option. The redemption price for any corresponding junior subordinated debentures shall be equal to 100% of the principal amount of such corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the trust is the holder of all the outstanding corresponding junior subordinated debentures of such series, the proceeds of any such redemption will be used by the trust to redeem the corresponding trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of such series for all interest periods terminating on or prior to the date of redemption.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, we will covenant, as to each series of corresponding junior subordinated debentures:

•	to directly or indirectly maintain 100% ownership of the common securities of the trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate any trust (with the prior approval of the Federal Reserve, if required):

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the trust preferred securities in exchange therefor upon liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement; and

•

to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The trust preferred securities will be issued pursuant to the terms of an amended and restated trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee, U.S. Bank National Association, a national banking association, will act as trustee for the trust preferred securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the applicable trust agreement and those made part of the trust agreement by the Trust Indenture Act.

Set forth below is a summary of the material terms and provisions of the trust preferred securities. This summary, which describes the material provisions of the trust preferred securities, is not intended to be complete and is qualified by the trust agreement, the forms of which are filed as an exhibit to the registration statement which contains this prospectus supplement, the Delaware Statutory Trust Act and the Trust Indenture Act.

The declaration authorizes the trustees to issue the trust securities on behalf of each trust. The trust securities represent undivided beneficial interests in the assets of the applicable trust. We will own, directly or indirectly, all of the common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities. However, if an event of default under the applicable trust agreement occurs and is continuing, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the trust preferred securities.

The trust agreement of the trust does not permit the related trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreements, the property trustee will own the junior subordinated debentures purchased by the related trust for the benefit of the holders of the trust securities. The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when the trust does not have funds on hand available to make such payments. See “Descriptions of Guarantees.”

Distributions

Distributions on the trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates and in such amounts as specified in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay, except that, if such business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated.

Unless specified otherwise in the applicable prospectus supplement or pricing supplement, the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement or pricing supplement.

If provided in the applicable prospectus supplement or pricing supplement, we have the right under the junior subordinated indenture to defer the payment of interest on any series of the corresponding junior subordinated debentures for up to a number of consecutive interest payment periods that will be specified in the applicable prospectus supplement or pricing supplement, relating to such series (an “extension period”); provided, however, that no extension period may extend beyond the stated maturity of the corresponding junior subordinated debentures.

As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement or pricing supplement for such trust preferred securities during any extension period. See “Description of Junior Subordinated Debentures—Restrictions on Certain Payments” for a description of restrictions on certain payments resulting from deferral of interest on junior subordinated debentures.

The revenue of each trust available for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. See “Description of Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures.” If we do not make interest payments on such corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related trust preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on the basis set forth under “Description of Guarantees.”

Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant date of distribution. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under “Book-Entry Issuance.” In the event any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities shall be the date at least 15 days prior to the relevant date of distribution, as specified in the applicable prospectus supplement or pricing supplement.

Redemption or Exchange

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee, upon not less than 30 nor more than 60 days’ notice, shall apply the proceeds from such repayment or redemption to redeem a like amount (as defined below) of the trust securities at a redemption price (the “redemption price”) equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions up to the date of redemption (the “redemption date”) and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debentures. See “Description of Junior Subordinated Debentures—Redemption.” If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption, including the premium, if any, will be allocated pro rata to the redemption of the related trust preferred securities and the common securities.

To the extent provided in the applicable prospectus supplement, we will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after such date as may be specified in the applicable prospectus supplement or pricing supplement, in whole at any time or in part from time to time; or

•

at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of prior approval by the Federal Reserve (if required). See “Description of Junior Subordinated Debentures—Redemption.”

If any tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities shall occur and be continuing, we will have the right to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of such trust preferred securities and common securities in whole, but not in part, at the redemption price within 90 days of the occurrence of such event. In the event a tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of such trust preferred securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, such trust preferred securities will remain outstanding.

“Like amount” means:

•

with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•

with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of the trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debentures would be distributed.

“Liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement or pricing supplement.

Distribution of Corresponding Junior Subordinated Debentures

We will have the right at any time to liquidate each trust and cause the junior subordinated debentures to be distributed to the holders of the trust securities. This may require the prior approval of the Federal Reserve. If the corresponding junior subordinated debentures are distributed to the holders of the trust preferred securities, we have the right at any time to dissolve each trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause such corresponding junior subordinated debentures in respect of the related trust preferred securities and common securities issued by the trust to be distributed to the holders of such related trust preferred securities and common securities in exchange therefor upon liquidation of the trust.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of trust preferred securities:

•	such series of trust preferred securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of such series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon such distribution; and

•

any certificates representing such series of trust preferred securities not held by The Depository Trust Company (“DTC”) or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of such series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot make any assurances as to the market prices for the trust preferred securities or the corresponding junior subordinated debentures that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related trust has funds on hand available for the payment of such redemption price. See also “—Subordination of Common Securities.”

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. See “Global Securities—Book-Entry, Delivery and Form.” If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities.

Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of such trust preferred securities will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price; and

•	such trust preferred securities will cease to be outstanding.

In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, and without any interest or any other payment in respect of any such delay, except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under “Description of Guarantees,” distributions on such trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution of corresponding junior subordinated debentures to holders of trust preferred securities will be made to the applicable recordholders as they appear on the register for such trust preferred securities on the relevant record date, which shall be one business day prior to the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement or pricing supplement.

If less than all of the trust preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust preferred securities and common securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, using any method that the property trustee deems fair and appropriate, including the selection for redemption of portions of the liquidation amount of trust preferred securities in the minimum amounts that are specified in the applicable prospectus supplement or pricing supplement. The property trustee shall promptly notify the trust registrar in writing of the related trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, each trust’s trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities. If, however, on any distribution date or redemption date a debenture event of default shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust’s outstanding trust preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable.

In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, as holder of the trust’s common securities we will be deemed to have waived any right to act with respect to any such event of default under the trust agreement until the effects of all such events of default have been cured, waived or otherwise eliminated. Until all events of default under the applicable trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to the trust agreements, each trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of BB&T;

•

the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve the trust, subject to our having received prior approval of the Federal Reserve, if required;

•	redemption of all of the trust’s trust preferred securities as described under “—Redemption or Exchange—Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If an early dissolution occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing to the holders of such trust securities, after satisfaction of liabilities to creditors of the trust as provided by applicable law, a like amount of the corresponding junior subordinated debentures. If the property trustee determines that such distribution is not practical, then the holders will be entitled to receive, out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of trust preferred securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment, the “liquidation distribution.” If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities shall be paid on a pro rata basis. The holders of the trust’s common securities will be entitled to receive certain distributions upon any such liquidation pro rata with the holders of its trust preferred securities, except that if certain debenture events of default have occurred and are continuing, the trust preferred securities shall have a priority over the common securities.

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement, a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of a debenture event of default with respect to the corresponding junior subordinated debentures held by a trust, a “debenture event of default” (see “Description of Junior Subordinated Debentures—Events of Default, Waiver and Notice”); or

•	the default by the trust in the payment of any distribution on any trust security of a trust when such becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the trust in the payment of any redemption price of any trust security of a trust when such becomes due and payable; or

•

the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty of default in the performance of which, or the breach of which, is dealt with above, and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us and the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities of a trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the applicable trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within the 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of the trust preferred securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement and advise them of any defaults.

If a debenture event of default with respect to the corresponding junior subordinated debentures held by a trust has occurred and is continuing, the trust preferred securities of the trust shall have a preference over the trust’s common securities as described above. See “—Subordination of Common Securities” and “—Liquidation Distribution Upon Termination.” The existence of a debenture event of default does not entitle the holders of trust preferred securities to accelerate the maturity.

Removal of Trustees

Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by us, as the holder of the common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless a debenture event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, with respect to all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the applicable trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the trust agreement. A trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if any one of the following events occur:

•	such successor entity either:

•	expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or

•

substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise; or

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures; or

•

the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any; or

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities to be downgraded by any nationally recognized statistical rating organization; or

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect; or

•	such successor entity has a purpose substantially identical to that of the trust; or

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and

•

following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act; or

•

we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities will have no voting rights.

We and the administrative trustees may amend each trust agreement and may require the property trustee to join in such amendment without the consent of the holders of the trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities to:

•

cure any ambiguity, correct or supplement any provisions in the applicable trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

•

modify, eliminate or add to any provisions of the applicable trust agreement to such extent as shall be necessary to ensure that the related trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act.

We, the administrative trustees and the property trustee, may amend each trust agreement with:

•	the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities; and

•

receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the related trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

Without the consent of each holder of trust securities, a trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified dates; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debentures, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of any vote or consent of the holders of trust preferred securities under any of the circumstances described above, be treated as if they were not outstanding.

Payment and Paying Agency

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the paying agent shall initially be U.S. Bank National Association and any co-paying agent chosen by U.S. Bank National Association and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us and to the property trustee. In the event that the property trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to us, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities are entitled under the trust agreement to vote, then the property trustee may take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Trust Expenses

Pursuant to each trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the related trust (other than with respect to the trust preferred securities);

•

all costs and expenses of the related trust (including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust); and

•	any and all taxes and costs and expenses with respect thereto (other than United States withholding taxes) to which the related trust might become subject.

Governing Law

Each trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate each trust in such a way that they will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debentures will be treated as indebtedness of BB&T for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

The trusts may not borrow money or issue debt or mortgage or pledge any of its assets.

COMMON SECURITIES

In connection with the issuance of trust preferred securities, each trust will issue one series of common securities having the terms, including distributions, redemption, voting and liquidation rights, set forth in the applicable prospectus supplement or pricing supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except that, upon certain events of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the common securities of each trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trust.

DESCRIPTION OF GUARANTEES

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust securities when we issue trust securities. The trust securities guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association, a national banking association, will act as the guarantee trustee for purposes of the Trust Indenture Act. The guarantee trustee will hold the trust securities guarantee for the benefit of the holders of the trust securities.

Pursuant to and to the extent set forth in the trust securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by a trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust securities, to the extent the trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any trust securities called for redemption by the trust; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of trust securities or the redemption of all of the trust securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust securities to the date of payment, and

•	the amount of assets of the trust remaining for distribution to holders of the trust securities in liquidation of the trust.

The redemption price and liquidation amount will be fixed at the time the trust securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust securities or by causing the trust to pay such amounts to such holders.

The trust securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debentures purchased by the trust, the trust will not pay distributions on the trust securities and will not have funds available for such payments. See “—Status of the Guarantee.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement or pricing supplement, the trust securities guarantee does not limit the incurrence or issuance by us of other secured or unsecured debt.

The trust securities guarantee, when taken together with our obligations under the junior subordinated debentures, the related indenture and the applicable trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee, on a subordinated basis, of payments due on the trust securities.

Pursuant to the trust securities guarantee, we have agreed to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities, except that upon an event of default under the indenture, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantee

Each guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated indenture; and

•	equally with all other trust security guarantees that we issue.

The guarantees will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantees will be held for the benefit of the holders of the related trust securities. The guarantees will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the junior subordinated debentures.

Amendments and Assignment

A trust securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding trust securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of trust securities. All guarantees and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust securities then outstanding.

Termination of the Guarantee

Each trust securities guarantee will terminate upon full payment of the redemption price of all trust securities, upon distribution of the junior subordinated debentures to the holders of the trust securities or upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the trust. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust securities is required to repay any sums paid under the trust securities or the trust securities guarantee.

Events of Default

An event of default under each guarantee will occur if we fail to perform any payment or other obligations under the guarantee.

The holders of a majority in liquidation amount of the trust securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of trust securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the trust securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable to us and to them under the trust securities guarantee and advise them of any defaults.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to the trust securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the trust securities guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust securities guarantee at the request of any holder of trust securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee, the property trustee and their respective affiliates in the ordinary course of business.

Governing Law

Each trust securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND GUARANTEES

As set forth in the trust agreement, the sole purpose of each trust is to issue the trust securities and to invest the proceeds in the junior subordinated debentures.

As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•

under the junior subordinated indenture, we will pay, and the related trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than those relating to the trust securities; and

•	each trust agreement further provides that the trustees may not cause or permit the related trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on the trust securities to the extent described in this prospectus. If we do not make interest payments on the junior subordinated debentures, a trust will not have sufficient funds to pay distributions on the trust securities. The trust securities guarantee is a subordinated guarantee in relation to the trust securities. The trust securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. See “Description of Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture against any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

Each trust securities guarantee covers the payment of distributions and other payments on the trust securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debentures. Each trust securities guarantee, when taken together with our obligations under the junior subordinated debentures, the indenture and the applicable trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the trust securities.

If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, each trust agreement allows the holders of the trust securities to direct the property trustee to enforce its rights under the junior subordinated debentures. A holder of trust securities may institute a direct action if a trust agreement event of default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debentures when due. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing us to enforce the property trustee’s rights under the junior subordinated debentures. In connection with such direct action, we will be subrogated to the rights of such holder of trust securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust securities. Consequently, we will be entitled to payment of amounts that a holder of trust securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the related trust.

We acknowledge that the guarantee trustee will enforce the trust securities guarantee on behalf of the holders of the trust securities. If we fail to make payments under the trust securities guarantee, the holders of the trust securities may direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the trust securities guarantee, any holder of trust securities may directly sue us to enforce the guarantee trustee’s rights under the trust securities guarantee. A holder of trust securities may also directly sue us to enforce such holder’s right to receive payment under the trust securities guarantee. In either case, such holder need not first (1) direct the guarantee trustee to enforce the terms of the trust securities guarantee or (2) sue the related trust or any other person or entity.

A default or event of default under any of our senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of a payment default under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until such senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

We believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust securities. See “Description of Guarantees—General.”

Limited Purpose of Trusts

The trust securities evidence a beneficial interest in the trusts and each trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in corresponding junior subordinated debentures issued by BB&T. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of, and interest accrued on, corresponding junior subordinated debentures held, while a holder of trust preferred securities is entitled to receive distributions from the applicable trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of a trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by the trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of BB&T, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of BB&T, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust’s obligations to the holders of its trust preferred securities), the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream, Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, we and each trust anticipate that trust preferred securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the relevant pricing supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and global securities will be registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream Banking, société anonyme, or “Clearstream,” formerly Cedelbank, or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear.” Investors may hold their interests in the securities directly if they are participants in such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise mentioned in the relevant prospectus supplement or pricing supplement, Citibank, N.A. will act as depositary for Clearstream and J.P. Morgan Chase Bank will act as depositary for Euroclear. We refer to Citibank, N.A. and J.P. Morgan Chase Bank in these capacities as the “U.S. Depositaries.” Beneficial interests in the global securities will be held in authorized denominations of such securities. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Securities represented by a global security can be exchanged for definitive securities in registered form only if:

•

DTC notifies us and the applicable trust that it is unwilling or unable to continue as depositary for that global security and the trust does not appoint a successor depositary within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered under the Exchange Act and a trust does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	a trust in its sole discretion determines that that global security will be exchangeable for definitive securities in registered form and notifies the trustee of our decision; or

•	an event of default with respect to the securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations of such securities in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

If applicable, each trust will make payments with respect to all securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the securities represented by global securities. Accordingly, we, the trusts, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global security;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to these beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriter will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the securities represented by that global security for all purposes of the securities. Owners of beneficial interests in the securities will not be entitled to have securities registered in their names. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of these securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

We understand that, under existing industry practices, if we or a trust request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interacts with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear Clearance Systems plc, a Belgian corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with, a Euroclear Participant either directly or indirectly.

The Euroclear Operator is a Belgian bank that is regulated by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to in this prospectus as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

The Euroclear Operator has advised us that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-proprietary right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator’s records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would then have the right under Belgian law only to the return of their pro rata share of the amount of interests in securities actually on deposit.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interest in securities on its records.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits with respect to securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we, the trusts nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION

We and each trust may sell securities to or through underwriters, including broker dealer affiliates of BB&T, to be designated at various times, and also may sell securities to dealers, directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The trust preferred securities will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

This prospectus, the related prospectus supplement and, if necessary, the related pricing supplement, may be used by our broker dealer affiliates for offers and sales related to market-making transactions in the securities. Such broker dealer affiliates may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

In facilitating the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions which will not exceed 8%. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act of 1933, as amended. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement relating to those securities.

Unless otherwise mentioned in the relevant prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise mentioned in the relevant prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Under agreements that we may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

If so noted in the prospectus supplement and, if necessary, the pricing supplement, relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from the related trust under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made subject to our approval include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility as to the validity or performance of such contracts.

The participation of BB&T broker dealer affiliates in the offer and sale of the securities must comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an “affiliate”. No NASD member participating in offers and sales will execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

If BB&T and a trust offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act of 1933, as amended, will be named and the terms of their reoffers or resales will be mentioned in the relevant prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant prospectus supplement. Purchasers of securities directly from us and the trust may be entitled, under agreements that they may enter into with us and the trust, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us, the property trustee and the Delaware trustee, in the ordinary course of business.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement and, if necessary, the applicable pricing supplement, indicate otherwise, certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the trust agreement and the creation of the trust will be passed upon for us and the trust by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trust. Certain legal matters will be passed upon for us by M. Patricia Oliver, Esq., Executive Vice President, General Counsel and Chief Corporate Governance Officer of BB&T, and for any underwriters or agents by counsel selected by such underwriters or agents. Counsel to the underwriters may rely upon the opinion of Ms. Oliver as to matters of North Carolina law, and Ms. Oliver may rely upon the opinion of counsel to the underwriters as to matters of New York law. Ms. Oliver and counsel to the underwriters will rely upon Richards, Layton & Finger, P.A., as to matters of Delaware law.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of BB&T incorporated in this prospectus by reference to BB&T’s Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$600,000,000

BB&T CAPITAL TRUST IV

Fixed to Floating Rate Capital Securities

(Liquidation Amount $1,000 per Capital Security)

Fully and Unconditionally Guaranteed, on a Subordinated Basis to the Extent Described Below, By

PROSPECTUS SUPPLEMENT

June 5, 2007

(Including Prospectus

dated June 5, 2007)

Joint Bookrunners

Credit Suisse	BB&T Capital Markets	JPMorgan
Structuring Coordinator	Co-Structuring Coordinator